                                                                   EXHIBIT 10.57


                            ASSET PURCHASE AGREEMENT

                                  by and among

                   WHITMER VEND-O-MAT LAUNDRY SERVICES, INC.

                                  as "Seller"
                                      ------

              STEPHEN P. CLOSE, KIMBERLY A. CLOSE, RUTH D. CLOSE,
             KIMBERLY A. CLOSE, RUTH D. CLOSE AND STEPHEN P. CLOSE
        AS TRUSTEES OF THE ALVIN D. CLOSE TRUST AND SPC MANAGEMENT, INC.

                                      and

                              COINMACH CORPORATION

                                   as "Buyer"
                                       -----



                             Dated:  July 17, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                         Page
                                                         ----

ARTICLE 1
DEFINITIONS.............................................   1
     1.1 Defined Terms..................................   1
     1.2 Other Defined Terms............................   8

ARTICLE 2
PURCHASE AND SALE OF ASSETS.............................   9
     2.1  Transfer of Assets............................   9
     2.2  Purchase Price................................  10
     2.3  Purchase Price Adjustments....................  11
     2.4  Prorations....................................  15
     2.5  Closing Costs; Transfer Taxes.................  16

ARTICLE 3
CLOSING.................................................  17
     3.1  Closing.......................................  17
     3.2  Conveyances at Closing........................  17
     3.3  Assumption Documents..........................  18
     3.4  Other Deliveries at Closing...................  18

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER................  19
     4.1  Organization of Seller........................  19
     4.2  Authorization.................................  19
     4.3  Subsidiaries..................................  20
     4.4  Absence of Certain Changes or Events..........  20
     4.5  Title to Assets, Etc..........................  23
     4.6  Condition of Tangible Assets..................  24
     4.7  Location Contracts............................  24
     4.8  Contracts and Commitments.....................  24
     4.9  No Conflict or Violation......................  26
     4.10  Consents and Approvals.......................  26
     4.11  Financial Statements.........................  27
     4.12  Litigation...................................  27
     4.13  Labor Matters................................  27
     4.14  Liabilities..................................  28
     4.15  Compliance with Law..........................  28
     4.16  No Brokers...................................  29
     4.17  No Other Agreements to Sell the Purchased
           Assets.......................................  29
     4.18  Proprietary Rights...........................  29
     4.19  Employee and Related Agreements; ERISA.......  29
     4.20  Transactions with Certain Persons............  31
     4.21  Tax Matters..................................  31
     4.22  Severance Arrangements.......................  32
     4.23  Insurance....................................  32
     4.24  Accounts Receivable..........................  32

     4.25  Inventories..................................  33
     4.26  Payments.....................................  33
     4.27  Customers and Suppliers......................  33
     4.28  Compliance With Legislation Regulating
           Environmental Quality........................  33
     4.29  Real Estate..................................  35
     4.30  Material Misstatements Or Omissions..........  38
     4.31  Confidentiality Agreement....................  39
     4.32  Key Personnel................................  39
     4.33  Solvency.....................................  39

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER.................  39
     5.1  Organization of Buyer.........................  39
     5.2  Authorization.................................  39
     5.3  No Brokers....................................  39
     5.4  No Conflict or Violation......................  40
     5.5  Consents and Approvals........................  40

ARTICLE 6
COVENANTS OF SELLER AND BUYER...........................  40
     6.1  Maintenance of Business Prior to Closing......  40
     6.3  Investigation by Buyer; Audits................  41
     6.4  Consents and Best Efforts.....................  41
     6.5  Title Matters.................................  41
     6.6  Certain Prohibited Transactions...............  42
     6.7  Notification of Certain Matters...............  43
     6.8  No Mergers, Consolidations, Sale of Stock, Etc. 43
     6.9  Seller's Employees............................  44

ARTICLE 7
CONDITIONS TO SELLER'S OBLIGATIONS......................  45
     7.1  Representations, Warranties and Covenants.....  45
     7.2  Consents......................................  46
     7.3  No Governmental Proceedings or Litigation.....  46
     7.4  Certificates..................................  46
     7.5  Corporate Documents...........................  46
     7.6  HSR Act.......................................  46
     7.7  Investigation by Buyer........................  46
     7.8  Employment Agreements.........................  46
     7.9  Stock Purchase Agreement......................  46

ARTICLE 8
CONDITIONS TO BUYER'S OBLIGATIONS.......................  46
     8.1  Representations, Warranties and Covenants.....  47
     8.2  Consents......................................  47
     8.3  No Governmental Proceedings or Litigation.....  47
     8.4  Compliance with Legal Requirements............  47
     8.5  Opinion of Counsel............................  47
     8.6  Certificates..................................  47
     8.7  Material Changes..............................  48

     8.8  Corporate Documents...........................  48
     8.9  HSR Act.......................................  48
     8.10  Disclosure Schedule..........................  48
     8.11  Balance Sheet and Financial Statements.......  48
     8.12  Investigation of Buyer; Audit................  49
     8.13  Due Diligence................................  49
     8.14  Employment Agreements........................  49
     8.15  Escrow Agreement.............................  49
     8.16  Owned Real Property Items....................  49
     8.17  Stock Purchase Agreement.....................  49

ARTICLE 9
COVENANT NOT TO COMPETE AND CONFIDENTIALITY.............  49
     9.1   Covenant Not to Compete......................  49
     9.2   Confidentiality and Non-Solicitation.........  50
     9.3   Validity.....................................  50
     9.4   Remedies.....................................  50

ARTICLE 10
RISK OF LOSS............................................  51

ARTICLE 11
ACTIONS BY SELLER AND BUYER
AFTER THE CLOSING.......................................  51
     11.1  Books and Records............................  51
     11.2  Survival of Representations, Etc.............  51
     11.3  Indemnification..............................  52
     11.4  Indemnification Procedures...................  54
     11.5  Control of Defense:  Exceptions, etc.........  54
     11.6  Other Remedies...............................  55
     11.7  Characterization; Taxes......................  55
     11.8  Brokers and Finders..........................  55
     11.9  Further Assurances...........................  55
     11.10  Bulk Sales..................................  56
     11.11  Cooperation on Litigation...................  56
     11.12  Tax Matters.................................  56
     11.13  Name Change.................................  56
     11.14  Distributions and Dividends.................  56
     11.15  Escrow......................................  57

ARTICLE 12
MISCELLANEOUS...........................................  57
     12.1  Termination..................................  57
     12.2  Assignment...................................  58
     12.3  Notices; Transfer of Funds...................  58
     12.4  Choice of Law; Venue; Service of Process.....  60
     12.5  Entire Agreement; Amendments and Waivers.....  60
     12.6  Multiple Counterparts........................  60
     12.7  Expenses.....................................  60
     12.8  Invalidity...................................  60
     12.9  Titles.......................................  61

     12.10  Publicity...................................  61
     12.11  Confidential Information....................  61
     12.12  Remedies....................................  62

                                    EXHIBITS


EXHIBIT A FINANCIAL STATEMENTS AND BALANCE SHEET..  A-1

EXHIBIT B ALLOCATION OF PURCHASE PRICE............  B-1

EXHIBIT C BILL OF SALE............................  C-1

EXHIBIT D ASSIGNMENT AND ASSUMPTION AGREEMENT.....  D-1

EXHIBIT E FORM OF OPINION OF SELLER'S COUNSEL.....  E-1

EXHIBIT F WIRE TRANSFER INSTRUCTIONS..............  F-1

EXHIBIT G EXCLUDED ASSETS.........................  G-1

EXHIBIT H OWNED REAL ESTATE.......................  H-1

EXHIBIT I PERMITTED EXCEPTIONS....................  I-1

EXHIBIT J CLOSING DOCUMENTS IN CONNECTION WITH
          THE OWNED REAL ESTATE...................  J-1

EXHIBIT K ESCROW AGREEMENT........................  K-1

EXHIBIT L OWNED REAL PROPERTY DESCRIPTION.........  L-1

                            ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement, dated July 17, 1997, is by and among Coinmach Corporation, a Delaware corporation ("Buyer"), Stephen P. Close, an
                                               -----
individual residing at 3812 Riverside Drive, Columbus, Ohio 43221 ("Stephen P.
                                                                    ----------
Close"), Kimberly A. Close, an individual residing at 4300 Squirrel Bend,
-----
Columbus, Ohio 43220 ("Kimberly A. Close), Ruth D. Close, an individual residing
                       -----------------
at 4544 Carriage Hill Lane, Columbus, Ohio 43220 ("Ruth D. Close"), Kimberly A.
                                                   -------------
Close, Ruth D. Close and Stephen P. Close as trustees of the Alvin D. Close Trust (the "Close Trust", together with Stephen P. Close, Kimberly A. Close and
            -----------
Ruth D. Close, the "Closes"), SPC Management, Inc., an Ohio corporation ("SPC"),
                    ------                                                ---
and Whitmer Vend-O-Mat Laundry Services, Inc., an Indiana corporation

("Seller").
  ------

                                    RECITALS
                                    --------

          A. Seller owns certain assets which it uses in the conduct of its business of supplying coin-operated laundry equipment services to multi-family dwellings located primarily in the States of Ohio, Indiana, Kentucky, West Virginia, Pennsylvania, Tennessee and Illinois (the foregoing, together with all other businesses and operations of Seller, shall hereinafter be collectively referred to as the "Business").
                    --------

          B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, such assets subject to the terms and conditions of this Agreement.

                                   AGREEMENT
                                   ---------

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          1.1  Defined Terms.  As used herein, the terms below shall have the
               -------------
following meanings:

          "Adverse Effect" shall mean a materially adverse effect on any of the
           --------------
Sale, the Purchased Assets, liabilities, working capital, earnings, condition (financial or otherwise), operating results, prospects, or employee, customer or supplier relations, in each case, of the Business or the ability of Seller to perform its obligations under the Transaction Documents.

          "Affiliate" of any Person shall mean any other Person controlling,
           ---------
controlled by or under common control with such first Person.

          "Agreement" shall mean this Asset Purchase Agreement, between Buyer
           ---------
and Seller, as this Agreement may be amended from time to time.

          "Balance Sheet" shall mean the balance sheet of Seller as of the
           -------------
fiscal year ended as of the Balance Sheet Date, together with the notes thereon, delivered to Buyer on or before the Closing Date and attached hereto as Exhibit
                                                                        -------
A.
-

          "Balance Sheet Date" shall mean October 31, 1996.
           ------------------

          "Books and Records" shall mean all records pertaining to the Purchased
           -----------------
Assets, the Business and the customers or suppliers of Seller.

          "Business" shall have the meaning set forth in Recital A hereof and
           --------
shall include, without limitation, the Purchased Assets.

          "Closing Date" shall mean July 17, 1997, or such other date as may be
           ------------
mutually agreed upon in writing by the Parties.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Consent" shall mean a consent or waiver by a Consenting Party to an
           -------
assignment or similar transfer or conveyance to Buyer of a Location Contract or other agreement, in either case, in connection with the Transaction Documents or any of the transactions contemplated thereby.

          "Consenting Party" shall mean any Person whose consent or waiver is or
           ----------------
may be required under any of the Transaction Documents or in connection with any of the transactions contemplated thereby, in any such case, in order to assign or otherwise transfer or convey Seller's rights and obligations under a Contract or other agreement, to Buyer.

          "Contract" shall mean any of the agreements, contracts (including
           --------
without limitation the Location Contracts), Leases or commitments described in the Disclosure Schedule and any of Seller's agreements, contracts, leases or
    -------------------
commitments not required to be described in the Disclosure Schedule solely
                                                -------------------
because of the size or duration limitations on contracts required to be scheduled by this Agreement.

          "Contract Rights" shall mean all of Seller's rights and obligations
           ---------------
under the Contracts.

          "Disclosure Schedule" shall mean a schedule executed and delivered by
           -------------------
Seller to Buyer on the date hereof and on or prior to the Closing Date which sets forth the exceptions to the representations and warranties contained in
Article 4 hereof and certain other information called for by Article 4 hereof and certain other provisions of this Agreement and which hereby is made a part of this Agreement and incorporated in its entirety herein by reference.

          "Encumbrances" shall mean any claim, mortgage, deed of trust,
           ------------
restrictive covenant, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other right of third parties, whether or not filed, recorded or otherwise perfected under applicable law, as well as the interest of any vendor, vendee, lessor or lessee under any conditional sales agreement, capital lease or other title retention agreement.

          "Environmental and Safety Requirements" means all applicable federal,
           -------------------------------------
state, local and foreign statutes, regulations, ordinances, restrictions and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker or occupational health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, and also including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), Resource
                                                        -- ---
Conservation & Recovery Act (42 U.S.C. (S) 6901 et seq.), Safe Drinking Water
                                                -- ---
Act (21 U.S.C. (S) 349, 42 U.S.C. (S)(S) 201, 300f), Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), Clean Air Act (42 U.S.C. (S) 7401 et seq.),
                        -- ---                                      -- ---
and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.).
                -- ---

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "Excluded Assets," shall mean the following items of Seller which are
           ---------------
not to be acquired by Buyer hereunder:

          (a) The employment agreement between Seller and Jeff Whitmer dated as of April 27, 1993 ("Whitmer Employment Agreement");
                    ----------------------------

          (b) Permits, to the extent not lawfully transferable, as identified or listed on Exhibit G; and
          ---------

          (c) Any other items identified or listed on Exhibit G.
                                                      ---------

          "Facilities" shall mean the Locations, plants, offices, self storage
           ----------
facilities, re-manufacturing facilities, warehouses, administration buildings, etc. and all real property and related facilities which are identified or listed on the Disclosure Schedule.
       -------------------

          "Fee Improvements" shall mean all of Seller's improvements, fixtures
           ----------------
and equipment situated in or on the property leased under the Owned Real Estate.

          "Financial Statements" shall mean the Balance Sheet and the statements
           --------------------
of income and stockholders' equity of Seller for the twelve month period ended as of the Balance Sheet Date, together with the notes thereon, delivered to Buyer on or before the Closing Date and attached hereto as Exhibit A.
                                                           ---------

          "Fixtures and Equipment" shall mean all of the furniture, fixtures,
           ----------------------
furnishings, machinery (including Machines and Parts) and equipment owned or leased by Seller or its Representatives on behalf of Seller and located in, at or upon the Facilities as of the Balance Sheet Date plus all additions, replacements or deletions since the Balance Sheet Date to the Closing Date in the ordinary course of Seller's business.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "Indebtedness" shall mean with respect to any Person, without
           ------------
duplication, (i) all obligations of such Person, whether or not contingent, for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all capitalized lease obligations of such Person except Motor Vehicle lease obligations as set forth on the Disclosure Schedule, (iv) all obligations of such Person issued or
       -------------------
assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable, vehicle obligations, office equipment lease obligations as set forth on the Disclosure Schedule, and other accrued expenses
                                -------------------
or liabilities arising in the ordinary course of business and consistent with past practice that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, and (viii) all Obligations under currency agreements and interest swap agreements of such Person.

          "Leasehold Estates" shall mean all of Seller's rights and obligations
           -----------------
as lessee under the Leases.

          "Leasehold Improvements" shall mean all of Seller's leasehold
           ----------------------
improvements situated in or on the property leased under the Leases.

          "Leases" shall mean all of the real and personal property leases
           ------
(including the Location Contracts) listed on the Disclosure Schedule and all
                                                 -------------------
other leases relating to the Business which are not required to be scheduled pursuant to this Agreement.

          "Legal Requirements" means any applicable action, law, statute,
           ------------------
treaty, rule, regulation, order, ordinance, judgment, injunction, decree, award, determination or direction of an arbitrator or government entity, including, without limitation, any zoning, Environmental and Safety Requirements, motor vehicle safety requirements or standards or any requirements arising thereunder or related thereto.

          "Location" shall mean a laundry room or similar location at which one
           --------
or more On-Location Machines are installed pursuant to a Location Contract (all such locations collectively, the "Locations").
                                  ---------

          "Location Contracts" shall mean all Contracts pursuant to which Seller
           ------------------
provides installation, maintenance or other services with respect to On-Location Machines, which Contracts are listed on the Disclosure Schedule.
                                            -------------------

          "Machines" shall mean any and all of the coin-operated washing
           --------
machines and dryers, commercial and domestic washers and dryers, soap machines, debit card equipment, vending machines and change makers and video machines (including the On-Location Machines), owned or leased by Seller.

          "Mortgages" shall mean all deeds of trust, mortgages or other
           ---------
Encumbrances on Owned Real Estate.

          "Motor Vehicles" shall mean any and all trucks, trailers, vans and
           --------------
automobiles owned or leased by Seller and used in the Business, which vehicles shall be listed on the Disclosure Schedule.
                       -------------------

          "Net Gross" shall mean, with respect to any Location, for the twelve
           ---------
(12) month period ending on the Balance Sheet Date, an amount equal to the gross revenues or total coin collections for such Location minus the applicable
                                                     -----
commission or out of pocket rental expenses (which expenses shall exclude decorating expenses and the actual per hour costs attributable to collection employees of Seller), in each case reasonably allocable to such Location.

          "On-Location Machines" shall mean approximately 8,600 coin-operated
           --------------------
washing machines and dryers, installed at Locations, and subject to written or oral Location Contracts, and 400 other types of coin- or non-coin operated machines and dryers, as listed on the Disclosure Schedule.
                                      -------------------

          "Owned Real Estate" shall mean the real property owned in fee by
           -----------------
Seller, located on Klondike Road, West Lafayette, Indiana, as more particularly described on Exhibit H attached hereto and made a part hereof.
             ---------

          "Parts" shall mean any and all spare parts or other Equipment owned by
           -----
Seller and used in the Business.

          "Parties" shall mean, collectively, Buyer, SPC, the Closes and Seller.
           -------

          "Permits" shall mean all of Seller's licenses, permits and other
           -------
governmental authorizations or consents required to conduct the Business as presently conducted or as proposed to be conducted.

          "Person" shall mean an individual, partnership, corporation,
           ------
association, joint stock company, limited liability company, trust, joint venture, unincorporated organization, governmental authority or any other entity or organization of any kind whatsoever.

          "Proprietary Rights" shall mean all of Seller's registrations of
           ------------------
trademarks and of other marks, trade names, service names or other trade rights relative to the Business, including without limitation the trade name "Whitmer Vend-O-Mat Laundry Services, Inc." and all pending applications for any such registrations and all of Seller's patents and copyrights and all pending applications therefor relative to the Business; all other trademarks and other marks, trade names and other trade rights and all other trade secrets, designs, plans, specifications and other proprietary rights, whether or not registered, relative to the Business.

          "Purchased Assets" shall mean all of Seller's right, title and
           ----------------
interest in and to properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by Seller or in which Seller has any interest (except the Excluded Assets) and constituting, or used in connection with, the Business, including without limitation, the following:

          (i)       all Motor Vehicles;

          (ii)      accounts receivable and refunds or deposits;

          (iii)     cash or cash equivalents;

          (iv)      all Contract Rights, including the Location Contracts;

          (v)       the Owned Real Estate;

          (vi)      all Leasehold Estates;

          (vii)     all Leasehold Improvements and Fee Improvements;

          (viii)    all Fixtures and Equipment;

          (ix)      all Books and Records;

          (x)       all Facilities;

          (xi)      all Proprietary Rights; and

          (xii)     to the extent transferable, all Permits.

          "Real Estate" shall mean all real property, whether owned or leased,
           -----------
or any interest therein, and all plants, buildings and other improvements located on such owned or leased property, and all easements, licenses, rights of way, Permits and all appurtenances to such owned or leased property, including, without limitation, all appurtenant rights in and to public streets, whether or not vacated.

          "Representative" shall mean, with respect to any Person, any officer,
           --------------
director, partner, principal, affiliate, principal, attorney, accountant, financial advisor, consultant, agent, employee or other representative of such Person.

          "Subsidiaries" shall mean and include any Person in which Seller
           ------------
either owns capital stock or is a partner or is in some other manner affiliated through an investment or participation in the voting interests or equity interests of such Person.

          "Tax" shall mean any federal, state, local, or foreign income, gross
           ---
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security or similar tax, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, or Transfer Taxes, including without limitation any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Liabilities" shall mean any Damages arising out of, resulting
           ---------------
from or relating to any Taxes imposed on Seller or any Affiliate of Seller regardless of when imposed for any period prior to and including the Closing Date, including, without limitation, any Taxes arising from the Sale and any Transfer Taxes.

          "Tax Return" shall mean any return, declaration, report, claim for
           ----------
refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Transaction Documents" shall mean this Agreement and all other
           ---------------------
agreements, instruments, exhibits, schedules, certificates and other documents to be entered into or delivered by any Person in connection with the transactions contemplated to be consummated pursuant to any of the foregoing.

          "Transfer Taxes" shall mean any and all sales, use, transfer, real
           --------------
property transfer, recording, gains, stock transfer and other similar taxes and fees, including without limitation any interest, penalty or addition thereto, whether disputed or not.

          1.2  Other Defined Terms.  The following terms shall have the meanings
               -------------------
assigned to such terms in the sections set forth below:

Term                           Section
----                           -------

     AAA                          2.3
     Acquisition Proposal         6.8
     Action                       4.12
     Arbitrator                   2.3
     Benefits                     6.9
     Benefit Arrangement          4.19

     Buyer's Indemnities         11.3(a)
     Closing                      3.1
     Cobra Benefits               6.9
     Coinmach Plan                6.9
     Consent Lease                3.4
     Damages                     11.3(a)
     Disputes                     2.3
     Employee Plan                4.19
     ERISA Affiliate              4.19
     ERISA Liabilities           11.3(b)
     Escrow Agreement             8.15
     Escrowed Funds              11.15
     Indemnified Party           11.4
     Indemnifying Party          11.4
     Multiemployer Plan           4.19
     Name                        11.13
     Personnel                    4.4(b)
     Sale                         2.1
     Service Agreement            3.4
     Sublease                     3.4
     Purchase Price               2.2
     Seller's Indemnities        11.3(d)
     Seller's Plan                6.9
     Title IV Plan                4.19
     Transferred Employees        6.9
     WARN Act                     4.13


                                   ARTICLE 2

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

          2.1  Transfer of Assets.  On the Closing Date:
               ------------------

          (a) Seller will sell, convey, transfer, assign, and deliver to Buyer, and Buyer will acquire from Seller, the Purchased Assets (the "Sale").
                                                               ----

          (b) Buyer shall assume only the following obligations and liabilities
                                 ----
of Seller and no other obligations or liabilities whatsoever:
          --------------------------------------------------

          All obligations and liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under Contracts or commitments set forth on Schedule 2.1 of the Disclosure Schedule or under
                                             -------------------
Contracts or commitments of Seller which are described in Sections 4.7 and 4.8 hereof but which, pursuant to the terms of such Sections, are not required to be set forth on the Disclosure Schedule (excluding those obligations and
                 -------------------
liabilities herein expressly retained by Seller) and which have arisen or have been incurred in the ordinary course of business (but in either case, not including any obligation or liability for any breach thereof occurring on or prior to the Closing Date).

          (c) Except for the liabilities and obligations specifically assumed under Section 2.1(b) hereunder, Buyer is not assuming any other liabilities of Seller of any nature whatsoever, whether absolute, accrued, contingent or otherwise, disclosed or undisclosed and whether or not relating to the Business, including without limitation (i) any Tax Liabilities, (ii) any liability for legal, accounting, appraisal, trustee, fiduciary or broker's fees incurred in connection with the negotiation of the Transaction Documents or the consummation of any of the transactions contemplated thereby, (iii) any liabilities related to any litigation of Seller, (iv) any Indebtedness of Seller, (v) any leasehold liabilities of Seller (other than with respect to liabilities arising under the Contracts in the ordinary course of business as set forth in Section 2.1(b) hereof after the Closing Date), (vi) any liability in respect of employees of Seller not hired by Buyer, (vii) any ERISA Liabilities and (viii) any liabilities of Seller arising under the Whitmer Employment Agreement, except that Buyer shall reimburse Seller for 1/2 of the amount that Seller actually pays to Whitmer in respect of the Whitmer Employment Agreement after the Closing Date for obligations arising after the Closing Date.

          2.2  Purchase Price.  On the Closing Date, Buyer shall pay to Seller
               --------------
for the sale, transfer, assignment, conveyance and delivery of the Purchased Assets an amount (the "Purchase Price") equal to Five Million Dollars
                       --------------
($5,000,000), subject to certain purchase price adjustments as hereinafter provided. The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds to Seller. The Purchase Price shall be allocated among the Purchased Assets as set forth on Exhibit B attached hereto.
                                           ---------
Notwithstanding anything to the contrary contained herein, on the Closing Date, not less than One Million One Hundred Thousand Dollars ($1,100,000) shall be placed in escrow (the "Escrowed Funds") by Seller pursuant to that certain Stock
                       --------------
Purchase Agreement by and among the Buyer, the Closes, National Coin Laundry Holding, Inc., National Coin Laundry, Inc. and National Laundry Equipment Company (the "Stock Purchase Agreement") in respect of certain indemnification
              ------------------------
obligations of Seller provided for in Article 11 hereof and pursuant to Article 9 of the Stock Purchase Agreement. The Escrowed Funds shall be disbursed pursuant to and in accordance with the provisions of an escrow agreement (the

"Escrow Agreement"), substantially in the form attached hereto as Exhibit K.
-----------------

          Except as expressly provided in the Escrow Agreement, the rights and obligations of Sellers and Buyer under the Escrow Agreement shall in no way affect their respective rights and obligations under this Agreement, including, without limitation, their respective rights and obligations under Article 11 hereof.

          2.3  Purchase Price Adjustments.
               --------------------------

          (a) Location Contracts Adjustment.  Pursuant to the provisions of
              -----------------------------
Section 3.4(b) hereof, with respect to any Consent Lease, in the event that Seller is not able to (i) obtain the Consent of a Consenting Party, (ii) enter into a Sublease with Buyer, or (iii) enter into a Service Agreement with Buyer, the Purchase Price shall be decreased, on a dollar-for-dollar basis, with respect to each such Consent Lease by an amount equal to the product of (A) the applicable Net Gross for such Location multiplied by (B) a fraction, the numerator of which shall equal the number of remaining days on the Consent Lease from and after the Closing Date, and the denominator of which shall equal 360. Seller hereby agrees to (1) use its best efforts to obtain such Consent, or (2) enter into the Sublease or Service Agreement, as the case may be, in each case within thirty (30) days of the Closing Date. If such Consent is not obtained or such Sublease or Service Agreement has not been executed and delivered by Seller within such thirty (30) day period, Seller shall pay the amount of the net Purchase Price adjustment set forth in this Section 2.3(a) within fifteen (15) days of the expiration of such thirty (30) day period. The purchase price adjustment shall be paid by Seller to Buyer by wire transfer of immediately available funds.

          (b)  Net Current Asset Adjustment.
               ----------------------------

          (i) Definitions. For the purposes of this Section 2.3(b), the following terms shall have the following respective meanings:

          (A) "Closing Date Asset & Liability Statement" shall mean the
               ----------------------------------------
statement of Closing Date Assets and Liabilities of Seller.

          (B) "Closing Date Assets" shall mean, as of the Closing Date, the
               -------------------
amount of (1) prepaid taxes if due and owing within one year and (2) those assets under the captions "Cash", "Accounts Receivable", "Inventory" and
                           ----    -------------------    ---------
"Utility Deposits" on the Closing Date Asset & Liability Statement and
-----------------
determined in accordance with generally accepted accounting principles, consistently applied.

          (C) "Closing Date Liabilities" shall mean, as of the Closing Date,
               ------------------------
those liabilities included under the captions "Accounts Payable", "Accounts Payable/Other", "Deposits-OPL/CL Contracts", "Route Commissions Payable" and "Sales Commissions Payable" on the Closing Date Asset & Liability

Statement and determined in accordance with generally accepted accounting principles, consistently applied.

          (D) "Closing Date Net Current Asset Amount" shall mean the Closing
               -------------------------------------
Date Assets less the Closing Date Liabilities. The Closing Date Net Current Asset Amount may be a positive or negative number.

          (E) "Deficiency" shall mean the amount, if any, by which the Closing
               ----------
Date Net Current Asset Amount is less than zero as set forth on the Closing Date Asset & Liability Statement, as modified as a result of the resolution of any Disputed Items (as hereinafter defined).

          (F) "Surplus" shall mean the amount, if any, by which the Closing Date
               -------
Net Current Asset Amount is greater than zero as set forth on the Closing Date Asset & Liability Statement, as modified as a result of the resolution of any Disputed Items (as hereinafter defined).

          (ii) Effect of Deficiency. The Purchase Price shall be reduced on a dollar-for-dollar basis by the amount of the Deficiency, if any, in the manner contemplated by Section 2.3(b)(iv) and (v) hereof.

          (iii) Effect of Surplus. The Purchase Price shall be increased on a dollar-for-dollar basis by the amount of the Surplus, if any, in the manner contemplated by Section 2.3(b)(iv) and (vi) hereof.

               (iv)  Delivery of Asset & Liability Statement.

          (A) No later than thirty (30) days after the Closing Date, Seller shall deliver to Buyer the preliminary Closing Date Asset & Liability Statement (the "Preliminary Statement") setting forth each of the categories of assets and
      ---------------------
liabilities described in the definitions of Closing Date Assets and Closing Date Liabilities set forth in Section 2.3(b)(i) hereof.

          (B) Buyer shall have thirty (30) days from its receipt of the Preliminary Statement (the "Review Period") to notify Seller regarding its
                            -------------
objection to any item on the Preliminary Statement. Any such notice shall specify the item or items in dispute (a "Disputed Item" or "Disputed Items").
                                         -------------      --------------
Any Disputed Item shall be resolved in the manner set forth in Section 2.3(c) below.

          (C) Upon the expiration of the Review Period, if Buyer (x) does not deliver to Seller its written notice of objection to the Preliminary Statement, or (y) acknowledges in writing that the Preliminary Statement is accurate, the Preliminary Statement shall be final, binding and conclusive on the Parties and Seller shall pay to Buyer the amount of any Deficiency, or Buyer shall pay to Seller the amount of any Surplus (in each case, other than Disputed Items) within ten (10) days after the Review Period. All payments for any Deficiency shall be made by wire transfer of immediately available funds to the account or accounts designated by Buyer. All payments for any Surplus shall be made by wire transfer of immediately available funds to the account or accounts designated by Seller.

          (v) Payment of Deficiency. If it is finally determined pursuant to the provisions of this Section 2.3(b) that there is a Deficiency, then within ten (10) days after all Disputed Items with respect thereto have been resolved, Seller shall pay to Buyer the amount of the Deficiency that has not been paid by Seller pursuant to Section 2.3(b)(iv)(C) hereof. All payments of the Deficiency shall be made by wire transfer of immediately available funds to the account or accounts designated by Buyer.

          (vi) Payment of Surplus. If it is finally determined pursuant to the provisions of this Section 2.3(b) that there is a Surplus, then within ten (10) days after all Disputed Items with respect thereto have been resolved, Buyer shall pay to Seller the amount of the Surplus that has not already been paid by Buyer pursuant to Section 2.3(b)(iv)(C) hereof. All payments of the Surplus shall be made by wire transfer of immediately available funds to the account or accounts designated by Seller.

          (c)  EBITDA Adjustment.
               -----------------

          (i) Definitions. For the purpose of this Section 2.3(c), the following terms shall have the following respective meanings:

          (A)  "Annualized EBITDA Deficiency" shall mean an amount equal to the
                ----------------------------
product of 12 times a fraction, the numerator of which shall be an amount equal to the EBITDA Deficiency, and the denominator of which shall be eight.

                    (B) "C&P EBITDA" shall mean, the EBITDA of Seller set forth
                         ----------
on the Income Statement.

                    (C) "EBITDA" shall mean earnings before payment of interest,
                         ------
Taxes, depreciation and amortization.

          (D) "EBITDA Adjustment Amount" shall mean an amount equal to the
               ------------------------
product of 5.42 times the Annualized EBITDA Deficiency.

                    (E) "EBITDA Deficiency" shall mean the positive difference,
                         -----------------
if any, between the Seller EBITDA and the C&P EBITDA.

          (F) "Income Statement" shall mean the income statement of Seller for
               ----------------
the eight month period ended June 30, 1997, as prepared by Ciuni & Panichi, independent certified public accountants.

                    (G) "Seller EBITDA" shall mean $767,000, the EBITDA of
                         -------------
Seller for the eight month period ended June 30, 1997.

          (ii) Effect of Annualized EBITDA Deficiency. The Purchase Price shall be reduced by an amount equal to the product of 5.42 times the Annualized EBITDA Deficiency, if any, in the manner contemplated by Section 2.3(c)(iii) hereof.

          (iii) Delivery of Income Statement. No later than thirty (30) days after the Closing Date, Seller shall deliver to Buyer the Income Statement, setting forth the C&P EBITDA.

          (A) Buyer shall have ten (10) days from its receipt of the Income Statement (the "EBITDA Review Period") to notify Seller regarding its objection
                --------------------
to the amount of the C&P EBITDA (the "Disputed Amount").  Any Disputed Amount
                                      ---------------
shall be resolved in the manner set forth in Section 2.3(d) below.

          (B) Upon the expiration of the EBITDA Review Period, if Buyer (x) does not deliver to Seller its written notice of objection to the C&P EBITDA, or (y) acknowledges in writing that the amount of the C&P EBITDA is accurate, the C&P EBITDA shall be final, binding and conclusive on the Parties and, if an Annualized EBITDA Deficiency exists, Seller shall pay to Buyer the EBITDA Adjustment Amount within two (2) days after the Review Period. All payments for any EBITDA Adjustment Amount shall be made by wire transfer of immediately available funds to the account or accounts designated by Buyer.

          (iv) Payment of EBITDA Adjustment Amount. If it is finally determined pursuant to the provisions of this Section 2.3(c) that there is an Annualized EBITDA Deficiency, then within two (2) days after all Disputed Calculations with respect thereto have been resolved, Seller shall pay to Buyer the EBITDA Adjustment Amount that has not been paid by Seller pursuant to
Section 2.3(c)(iv)(C) hereof. All payments of the EBITDA Adjustment Amount shall be made by wire transfer of immediately available funds to the account or accounts designated by Buyer.

          (d)  Arbitration.  If Buyer and Seller shall be unable to agree on the
               -----------
amount of any adjustments to the Purchase Price
pursuant to this Section 2.3 (a "Disagreement") or shall be unable resolve any
                                 ------------
Disputed Item within thirty (30) days after notice from Buyer to Seller that a Disagreement or Disputed Item exists, or within ten (10) days after notice from Buyer to Seller that a Disputed Amount exists, then a Representative of Seller and a Representative of Buyer shall endeavor in good faith to resolve such Disagreement, Disputed Item or Disputed Amount. In the event that such Representatives are unable to resolve any such Disagreement, Disputed Item or Disputed Amount within thirty (30) days, Buyer and Seller shall, within ten (10) days thereafter, appoint an arbitrator ("Arbitrator") who is licensed by the
                                         ----------
American Arbitration Association ("AAA") to arbitrate such Disagreement,
                                   ---
Disputed Item or Disputed Amount. In the event Buyer and Seller cannot agree on the selection of the Arbitrator, Buyer shall select one arbitrator and Seller shall select one arbitrator who shall together select the Arbitrator who shall arbitrate the matter. Buyer and Seller shall, within twenty (20) days thereafter present their positions with respect to the disputes to the Arbitrator, together with such other materials as the Arbitrator deems appropriate. The Arbitrator shall, after the submission of the evidentiary materials, submit a written decision on each dispute to Seller and Buyer. Any determination by the Arbitrator with respect to any dispute shall be final and binding on each party to this Agreement. The Arbitrator shall comply, and the arbitration shall be conducted in the State of Delaware in accordance with the commercial arbitration rules of the AAA as in effect for commercial arbitrations conducted in the State of Delaware by the AAA. Seller and Buyer agree that the costs of the Arbitrator shall be borne equally by Seller and Buyer.

          2.4  Prorations.
               ----------

          (a) Utilities; Taxes.  On the Closing Date, or as promptly as
              ----------------
practicable following the Closing Date, but in no event later than sixty (60) days thereafter, the real and personal property Taxes, water, sewer, gas, steam, fuel, electricity and other utilities, common area maintenance reimbursements to lessors, local business or other license fees or Taxes, merchants association dues and other similar periodic charges shall be prorated between Buyer and Seller retroactively effective as of the Closing Date. To the extent practicable, utility meter readings for the Facilities shall be determined as of the Closing Date. If the real property tax rate for the current tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate in effect for the preceding tax year and shall be adjusted when the exact amounts are determined. All such prorations shall be based upon the most recent available assessed value of any Facility prior to the Closing Date. If there are no water meters on the Owned Real Estate, then such proration shall be based on the actual reading taken within ten (10) days of the Closing Date. All fuel charges, if any, shall be based on a fuel company letter showing measurements no more than two (2) days prior to the Closing Date and valued at current prices. If, on the Closing Date, the Owned Real Estate or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in installments, then for purposes of this Agreement, all unpaid installments of any such assessment, including those which are to become due and payable and to be liens upon the Owned Real Estate shall be paid and discharged by Seller on the Closing Date.

          (b) Rents.  Seller shall pay minimum or basic rent or other monthly
              -----
charges under the Location Contracts or under any other Leases through the end of the calendar month in which the Closing Date occurs. Payments of percentage rent, if any, due under certain Location Contracts shall be adjusted to the Closing Date as follows. Although Buyer shall pay any percentage rent due for periods expiring after the Closing Date, Seller shall be responsible for that portion due under Location Contracts based on revenues from the commencement of the current Location Contract or applicable lease year thereunder to the Closing Date, and Buyer shall be responsible for that portion due under the Location Contracts based on revenues from and after the Closing Date. Within ninety (90) days after the Closing Date, Seller will furnish Buyer with records (in form and substance reasonably satisfactory to Buyer) which evidence the gross revenues of Seller at each Location to the extent necessary to enable Buyer to comply with the percentage rent provision of each Location Contract. Buyer shall provide to Seller, within thirty (30) days before the annual settlement of percentage rent under any Location Contract for the partial year in which Seller was operating such Location, a statement showing the manner of computation of all percentage rent due under each Location Contract for such year. Any reimbursement due Buyer from Seller in respect of its pro rata share of percentage rent shall be paid within fifteen (15) days after written demand therefor by the Buyer.

          (c) Prepaid Commissions.  In addition to the foregoing prorations in
              -------------------
this Section 2.4, Buyer shall reimburse Seller within sixty (60) days after the Closing Date for the amount of prepaid commissions relating to the period subsequent to the Closing Date. The amount of the reimbursement shall be determined by mutual agreement of Buyer and Seller based upon Seller's records which evidence the amount of prepaid commissions determined as of the Closing Date. Seller will provide such records to Buyer within thirty (30) days after the Closing Date.

          2.5  Closing Costs; Transfer Taxes.  Seller shall be responsible for
               -----------------------------
any Transfer Taxes and any other Taxes imposed by reason of the transfer of Purchased Assets or the Sale provided hereunder and any deficiency, interest or penalty asserted with respect thereto. Seller shall also be responsible for the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a). Buyer shall be responsible for accounting costs related to the Closing Date Asset & Liability Statement.

                                   ARTICLE 3

                                    CLOSING
                                    -------

          3.1  Closing.  The Closing of the transactions contemplated herein
               -------
(the "Closing") shall be held at 11:00 a.m. Columbus, Ohio time on the Closing
      -------
Date at the offices of Ricketts & Onda, 300 South Second Street, Columbus, Ohio, unless the parties hereto otherwise agree.

          3.2  Conveyances at Closing.
               ----------------------

          (a) Instruments and Possession.  To effect the transfer referred to in
              --------------------------
Section 2.1 hereof and the delivery of the consideration described in Section
2.2 hereof, Seller will, on the Closing Date, execute and deliver to Buyer:

          (i) a warranty deed in proper form for recording and in a form mutually acceptable to Buyer and Seller, conveying the Owned Real Estate, and all of the items set forth in Exhibit L attached hereto;
                              ---------

          (ii) one or more bills of sale substantially in the form attached hereto as Exhibit C, conveying in the aggregate all of the Purchased Assets;
          ---------

          (iii) subject to Section 3.4(b), an Assignment and Assumption Agreement in the form attached hereto as Exhibit D with respect to the
                                         ---------
assignment of all Leases and Contract Rights;

              (iv) assignments of all Proprietary Rights in recordable form to the extent necessary to assign such rights;

              (v) the subleases of the properties to be subleased to Buyer as provided herein; and

          (vi) such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Purchased Assets in accordance with the provisions hereof.

          (b) Form of Instruments.  All of the foregoing instruments shall be in
              -------------------
form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Buyer.

          (c) Consents to Assignment.  Anything in this Agreement to the
              ----------------------
contrary notwithstanding and subject to the provisions concerning Location Contracts set forth in Section 3.4(b), this Agreement shall not constitute an agreement to assign any Contract, Contract Right, license or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the respective rights of Buyer or Seller thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will use its best efforts to provide to Buyer the benefits under any such claim, Contract or license including without limitation, enforcement for the benefit of Buyer (at Seller's expense) of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise; and any transfer or assignment to Buyer of any property or property rights or any Contract or agreement which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained.

          3.3  Assumption Documents.  Upon the terms and subject to the
               --------------------
conditions contained herein, on the Closing Date Buyer shall deliver to Seller an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit D with respect to the Leases and Contract Rights. Such instrument
   ---------
shall be in form and substance, and executed in a manner, reasonably satisfactory to Seller, but shall not increase or decrease the liabilities and obligations required to be assumed by Buyer hereunder.

          3.4  Other Deliveries at Closing.  In addition to the foregoing
               ---------------------------
matters, at the Closing:

          (a) Certificates; Opinions.  Buyer and Seller shall deliver the
              ----------------------
certificates, opinions of counsel and other matters described in Articles 7 and 8.

          (b) Location Contracts.  If Seller has not obtained any required
              ------------------
Consents for an assignment of a Location Contract (each, a "Consent Lease") by
                                                            -------------
the Closing Date, then in lieu of assigning such Consent Lease to Buyer, Seller may, upon receipt of Buyer's prior written consent and to the extent subletting is permitted under the terms of such Consent Lease and applicable law, sublet the Location covered by such Consent Lease to Buyer on the same terms and conditions (including rental and other payments) that are contained in the existing Consent Lease, for the balance of the term thereof less one day (the

"Sublease").  Upon expiration of the term of the Consent Lease, Seller shall use
---------
its best efforts to cause the Consenting Party to enter into the Consent Lease with Buyer and, if the Consenting Party refuses to do so, Seller shall use its best efforts to renew such Consent Lease and then enter into a Sublease with Buyer. In the event Seller is unable to obtain the required Consent or enter into a Sublease with Buyer, Seller will, effective on the Closing Date, to the extent a service agreement is permitted under the terms of the Consent Lease and applicable law, enter into a service agreement (the

"Service Agreement"), in form and substance reasonably acceptable to Buyer,
------------------
whereby Buyer is appointed Seller's exclusive agent to service the Machines and collect the revenues generated therefrom at the Location subject to the Consent Lease for the term of the Consent Lease. Upon expiration of the term of the Consent Lease, Seller shall use its best efforts to have the Consenting Party enter into the Consent Lease with Buyer, and, if the Consenting Party refuses to do so, Seller shall use its best efforts to renew such Consent Lease and then enter into a Sublease or Service Agreement with Buyer. If Buyer is unable to enter to enter into a Sublease or Service Agreement with Seller for such Consent Lease, the Purchase Price shall be adjusted as contemplated by Section 2.3(a) hereof.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

          Except as set forth on the Disclosure Schedule, Seller the Closes and
                                     -------------------
SPC hereby represent and warrant to Buyer as follows:

          4.1  Organization of Seller.  Seller is a corporation duly organized,
               ----------------------
validly existing and in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to conduct the Business as it is presently being conducted and is proposed to be conducted and to own and lease the Purchased Assets. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary or required under the applicable law as a result of the conduct of the Business or the ownership of the Purchased Assets. Each jurisdiction in which Seller is qualified to do business as a foreign corporation is listed on the Disclosure Schedule.
                             -------------------

          4.2  Authorization.  Seller has all necessary corporate power and
               -------------
authority and has taken all corporate action necessary to enter into the Transaction Documents, to consummate the transactions contemplated thereby and to perform its obligations thereunder. This Agreement and each applicable Transaction Document has been duly authorized, executed and delivered by Seller and is a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

          4.3   Subsidiaries.  The Disclosure Schedule sets forth a complete and
                ------------       -------------------
accurate list of all Subsidiaries of Seller, all of which are owned beneficially and of record, directly or indirectly, by Seller. All references in this Agreement to Seller, unless the context indicates otherwise, shall be deemed to mean Seller and its Subsidiaries. The Disclosure Schedule also contains the
                                       -------------------
jurisdiction of incorporation of each of the Subsidiaries, each jurisdiction in which such Subsidiary is qualified to do business and the number of shares of capital stock of such Subsidiary authorized, issued and outstanding. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the jurisdiction of its incorporation, with full corporate power to own its assets and properties and to conduct its business as now being conducted and is duly qualified and in good standing to transact business in each jurisdiction (as listed on the Disclosure Schedule) where, by virtue of its
                                    -------------------
business carried on or properties or assets owned, it is required to be so qualified.

          4.4  Absence of Certain Changes or Events.  Since the Balance Sheet
               ------------------------------------
Date, there has not been any:

          (a) change in Seller's condition (financial or otherwise) that could reasonably be expected to have an Adverse Effect;

          (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practices, increase in the compensation payable or to become payable by Seller to any of its officers, employees or agents (collectively, "Personnel"), (ii) any bonus, incentive compensation, service
                ---------
award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel, (iii) any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Seller for any Personnel except pursuant to the existing plans and arrangements described in the Disclosure Schedule or (iv) any new employment or
                              -------------------
consulting agreement to which Seller is a party;

          (c) addition to or modification of the employee benefit plans, arrangements or practices described in the Disclosure Schedule affecting
                                           -------------------
Personnel other than (i) contributions made for fiscal years 1996 and 1997 in accordance with the normal practices of Seller or (ii) the extension of coverage to other Personnel who became eligible after the Balance Sheet Date as set forth in the Disclosure Schedule;
       -------------------

          (d) sale, assignment or transfer of any of the Purchased Assets of Seller, material singly or in the aggregate, other than in the ordinary course of business and consistent with past practices;

          (e) cancellation of any indebtedness or waiver of any rights of substantial value to Seller, whether or not in the ordinary course of business;

          (f) amendment, cancellation or termination of any Contract, license or other instrument of substantial value to the Purchased Assets, the Business or Seller, whether or not in the ordinary course of business;

          (g) capital expenditure or the execution of any Lease or any incurring of liability therefor by Seller, outside the ordinary course of business and not consistent with past practices, or involving payments in excess of $50,000 in the aggregate;

          (h) failure to repay any obligation of Seller;

          (i) failure to operate the Business in the ordinary course and consistent with past practices, including, without limitation, any failure to acquire Machines on a routine basis, and to preserve the Business intact, to keep available to Buyer the services of the Personnel, or to preserve for Buyer the goodwill of Seller's suppliers, customers and others having business relations with it;

          (j) change in accounting methods or practices by Seller affecting its earnings, reserves, working capital, prospects, liabilities, Business or the Purchased Assets;

          (k) revaluation by Seller of any of the Purchased Assets or properties, including without limitation, writing off notes or accounts receivable;

          (l) damage, destruction or loss (whether or not covered by insurance) adversely affecting the Facilities, the Purchased Assets, the Business or the condition (financial or otherwise) or prospects of Seller;

          (m) mortgage, pledge or other Encumbrance of any of the Purchased Assets;

          (n) declaration, setting aside or payment of dividends or distributions in respect of any equity securities of Seller or any redemption, purchase or other acquisition of any of Seller's equity securities;

          (o) issuance by Seller of, or commitment of Seller to issue, any shares of stock, obligations or securities of Seller convertible into or exchangeable for shares of stock or other equity securities;

          (p) Indebtedness incurred by Seller for borrowed money or any commitment to borrow money entered into by Seller, or any loans made or agreed to be made by Seller, except as approved by Buyer prior to the incurrence thereof;

          (q) liabilities incurred not in the ordinary course of business and consistent with past practices, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

          (r) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

          (s) activity which has resulted or may, with the passage of time or the giving of notice or otherwise, result in the acceleration or delay of the collection of its accounts or notes receivable or any delay in the payment of its accounts payable, in each case as compared with its custom and practice in the conduct of the Business immediately prior to the Balance Sheet Date;

          (t) loan or advance of any of Seller's funds or other property to, or guarantee for the benefit of, or any investment of any of its funds or other property in, any other Person;

          (u) receipt of any notice or other indication by Seller (i) from any of its suppliers to the effect that such supplier may stop, or decrease the rate of, supplying products or services to Seller; (ii) from any of its customers to the effect that such customer may stop, or decrease the rate of, buying services from Seller; or (iii) with respect to any of its significant suppliers or customers to the effect that any of such suppliers or customers have or are reasonably likely to experience an event or condition which may have a material adverse effect on such suppliers or customers;

          (v) other event or condition of any character which, in any one case or in the aggregate, has, or any event or condition known to Seller (other than matters of general public knowledge relating to general economic conditions or Seller's industry as a whole) which could, in any one case or in the aggregate, reasonably be expected to result in an Adverse Effect; or

          (w) agreement by Seller or its Representatives to do any of the foregoing, as applicable.

          4.5  Title to Assets, Etc.
               ---------------------

          (a) Seller has good and marketable fee simple title to, or valid leasehold interests in, the Purchased Assets.

          (b) None of the Purchased Assets are subject to any Encumbrances except: (i) Encumbrances disclosed in the Financial Statements, (ii) Encumbrances for taxes not yet due and payable or being contested in good faith, in each case, which are set forth on the Disclosure Schedule, or (iii)
                                         -------------------
Encumbrances that are set forth on the Disclosure Schedule and could not be
                                       -------------------
reasonably expected to have an Adverse Effect.

          (c) The Purchased Assets constitute all of the assets and rights that are necessary or desirable for the conduct of the Business. Seller has performed all the obligations required to be performed by it with respect to all Purchased Assets leased by it through the date hereof.

          (d) Seller enjoys peaceful and undisturbed possession of all Facilities owned or leased by it, and such Facilities are not subject to any Encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations which in any respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business.

          (e) There are no pending or threatened condemnation proceedings relating to any of the Facilities.

          (f) The real property improvements (including leasehold improvements), equipment and other tangible assets owned or used by Seller at the Facilities are insured generally in accordance with industry standards for the coin-operated laundry equipment services industry and are structurally sound with no known defects. None of said improvements, equipment and other assets are subject to any commitment or other arrangement for their sale or use by any Representative of Seller or third parties.

          (g) The Purchased Assets of Seller shown on the Balance Sheet and acquired after the Balance Sheet Date are valued at or below actual cost less an adequate and proper depreciation charge. All such Purchased Assets have a fair market or realizable value at least equal to the value thereof as reflected in the Balance Sheet. Seller has not depreciated any of the Purchased Assets on an accelerated basis or in any other manner inconsistent with applicable Internal Revenue Service guidelines, if any.

          4.6  Condition of Tangible Assets.  Subject to ordinary wear and tear,
               ----------------------------
the Facilities and Fixtures and Equipment are in good operating condition and repair, are sufficient for the operation of the Business as presently conducted and as proposed to be conducted and are in conformity with all Legal Requirements.

          4.7  Location Contracts.  The Disclosure Schedule provides an accurate
               ------------------       -------------------
listing of the Location Contracts as of the Closing Date, and includes the terms of each Location Contract including: (i) the number of On-Location Machines at each Location, (ii) the date the Location Contract was entered into and the term and expiration date of the Location Contract, (iii) the commission arrangement with each account, (iv) whether the Location Contract contains an automatic renewal provision, (v) whether the Location Contract contains any rights of first refusal provision, (vi) with respect to only the largest twenty (20) customers of Seller, whether the Location Contracts contain a "Change of Control" provision, and (vii) whether a Consent is required. Except as set forth on the Disclosure Schedule, each Location Contract (x) grants Seller the
             -------------------
exclusive right to install, service, maintain and operate all On-Location Machines at the Location(s) set forth in the applicable Location Contract and
(y) allows (whether explicitly by its terms or under applicable law) Seller to enter into a sublease with respect to such Location Contract. Except as set forth on the Disclosure Schedule, as of the date of this Agreement, Seller is not and no other party is in breach or violation of or default under any terms of any of the Location Contracts, and has not received any notice, written or oral, requesting or threatening the removal of any On-Location Machine from a Location, (other than with respect to the termination dates set forth in the

Disclosure Schedule) or any other anticipatory breach of any Location Contract,
-------------------
or of any foreclosure against any Location set forth in any of the Location Contracts. In determining the termination date, Seller has not taken into account any option to renew or likelihood of renewal of any Location Contract. Except as set forth on the Disclosure Schedule, Seller has not received any
                           -------------------
written notice questioning the validity or enforceability of any Location Contract. Seller has delivered to Buyer a copy of each of Seller's standard forms of Location Contracts.

          4.8  Contracts and Commitments.  Seller is not a party to any written
               -------------------------
or oral:

          (a) commitment, contract, note, loan, evidence of indebtedness, purchase order or letter of credit involving any obligation or liability on the part of Seller of more than $50,000 and not cancelable (without liability) within 60 days;

          (b) lease of real property other than the Location Contracts (the

Disclosure Schedule indicates, with respect to each lease listed on the
-------------------
Disclosure Schedule, the term, annual rent, location, renewal options and number
-------------------
of square feet leased);

          (c) lease of personal property involving any annual expense in excess of $10,000 and not cancelable (without liability) within 60 days (the Disclosure
                                                                      ----------
Schedule indicates, with respect to each lease listed on the Disclosure
--------                                                     ----------
Schedule, a general description of the leased items, term, annual rent, location and renewal options);

          (d) contracts or agreements (including confidentiality or other similar arrangements) containing covenants limiting the freedom of Seller to engage in any line of business or compete with any Person, or any arrangements or agreements with competitors;

          (e) employee collective bargaining agreement, employment agreement (other than employment agreements terminable by Seller without premium or penalty on notice of 30 days or less under which the only monetary obligation of Seller is to make current wage or salary payments and provide current fringe benefits), consulting, advisory or service agreement, deferred compensation agreement, confidentiality agreement or covenant not to compete or other contracts with Representatives of Seller;

          (f) contract or agreement with any officer, director or employee (other than employment agreements disclosed in response to clause (e) or excluded from the scope of clause (e) above), agent, or attorney-in-fact of Seller;

          (g) compensation arrangements, bonus or benefit plans, programs or other arrangements, including without limitation, all arrangements, policies, plans and programs relating to retirement, disability, insurance, (including any self-insured arrangements), severance pay, supplemental unemployment benefit, vacation, leave of absence, equity participation, stock purchase, stock option, stock appreciation right or any other incentive arrangement;

          (h) contract pursuant to which it has advanced or loaned funds or made any investments, or agreed to advance or loan funds to any other Person or to do any of the foregoing;

          (i) contract or indenture relating to the mortgaging, pledging, or otherwise placing an Encumbrance on any Purchased Assets (other than any Encumbrance which will be extinguished prior to the Closing Date);

          (j) assignment, license, indemnification or other contract with respect to any intangible property (including any Proprietary Right); or

          (k) contracts and commitments not otherwise described above or listed in the Disclosure Schedule (including, without limitation, undertakings or
       -------------------
commitments to any governmental or regulatory authority) and relating to the Business or otherwise affecting the Business and not in the ordinary course of business and consistent with past practices.

          Seller has performed all material obligations required to be performed by it under each Contract and is not (and, to the best knowledge of Seller, no other party is) in breach or violation of, or default under any of the Contracts or other instruments, obligations, evidences of indebtedness or commitments described in (a)-(k) above, which breach, violation or default, if known, could reasonably be expected to result in an Adverse Effect. No event has occurred which, with the passage of time or the giving of notice (or both), would result in a default, breach or event of noncompliance under any obligation of any Seller pursuant to any Contract, which breach, violation or default, if known, could reasonably be expected to result in an Adverse Effect. Seller has no present expectation or intention of not fully performing any obligation pursuant to any Contract. Each Contract described on the Disclosure Schedule is valid,
                                                 -------------------
binding and enforceable in accordance with its terms.

          4.9  No Conflict or Violation.  Neither the execution and delivery of
               ------------------------
the Transaction Documents nor the consummation of the transactions contemplated thereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Seller, (b) a breach or violation of, or a default under, any term or provision of any Contract, agreement, indebtedness, indenture, Lease, Encumbrance, commitment, license, franchise, Permit, authorization or concession to which Seller is a party or by which any of the Purchased Assets are bound, which breach, violation or default could reasonably be expected to result in an Adverse Effect, (c) a violation by Seller of any Legal Requirement, or (d) an imposition of any Encumbrance on the Business or on any of the Purchased Assets.

          4.10  Consents and Approvals.  Other than the expiration of the
                ----------------------
applicable waiting period under the HSR Act, no Permit, consent, approval, waiver or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by Seller in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated thereby.

          4.11  Financial Statements.  Seller shall deliver to Buyer true and
                --------------------
complete copies of the Financial Statements on or prior to the Closing Date. Except as otherwise set forth therein, the Financial Statements are in accordance with the Books and Records of Seller, present fairly the assets, liabilities, financial condition and results of operations and cash flows indicated thereby in accordance with generally accepted accounting principles consistently applied, and contain and reflect all necessary adjustments for a fair representation of the Financial Statements as of the dates and for the periods covered thereby.

          4.12  Litigation.  There is no action, order, writ, injunction,
                ----------
judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action or investigation (collectively, "Actions") pending or,
                                                          -------
to the best of Seller's knowledge, threatened or anticipated against, relating to or affecting (i) Seller, the Business or the Purchased Assets, (ii) any Employee Plan of Seller or any fiduciary or administrator thereof or (iii) any of the transactions contemplated by the Transaction Documents, which have had or could reasonably be expected to have an Adverse Effect. Seller is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Seller or the Business. There is not a reasonable likelihood of an adverse determination of any pending Actions which would, individually or in the aggregate, result in an Adverse Effect.

          4.13  Labor Matters.
                -------------

          (a) Seller is not a party to any labor agreement with respect to its employees with any labor organization, group or association.

          (b) To the best of Seller's knowledge after due inquiry, Seller has not experienced any attempt by organized labor or its Representatives to make Seller conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Seller.

          (c) Seller is in substantial compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours.

          (d) To the best of Seller's knowledge after due inquiry, Seller has not engaged in any unfair labor practice and there is no unfair labor practice charge or complaint against Seller pending or threatened before the National Labor Relations Board or any other governmental agency arising out of Seller's activities, and Seller has no knowledge of any facts or information which would give rise thereto.

          (e) There is no labor strike or labor disturbance pending or, to the best of Seller's knowledge, threatened against Seller nor is any grievance currently being asserted.

          (f) Seller has not experienced a work stoppage or other labor difficulty.

          (g) Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), Seller has not effectuated (i) a "plant
                       --------
closing" (as defined in the WARN Act) affecting any site of employment of one or more Facilities or operating units within any site of employment or Facility of the Business; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more Facilities or operating units within any site of employment or Facility of the Business. Seller has not been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar state or local law. No employees of the Business have suffered an "employment loss" (as defined in the WARN Act) within six months prior to the date hereof.

          4.14  Liabilities.  There are no claims, obligations (absolute,
                -----------
accrued, contingent or otherwise), penalties or Encumbrances against or any other type of liabilities relating to the Purchased Assets or which may be imposed upon Buyer at any time as result of the events contemplated by the Transaction Documents, and there is no successor or transferee liability relating to the Purchased Assets.

          4.15  Compliance with Law.  Seller and the conduct of the Business are
                -------------------
in substantial compliance with all Legal Requirements, whether federal, state or local, and Seller has received all approvals of governmental authorities (including certificates of occupancy and Permits) required in connection with the Business and the ownership of the Purchased Assets. Seller has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any of such Legal Requirements, and Seller has no reason to anticipate that any presently existing circumstances are likely to result in violations of any such Legal Requirements.

          The items described on the Disclosure Schedule constitute all of the
                                     -------------------
filings, notices, licenses, consents, authorizations, accreditations, waivers, approvals and the like of, to or with any governmental entity that are required for the consummation of the Sale or any other transaction contemplated by the Transaction Documents.

          4.16  No Brokers.  Neither Seller nor any Representative of Seller has
                ----------
entered into or will enter into any contract, agreement, arrangement or understanding with any Person which could reasonably be expected to result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by the Transaction Documents.

          4.17  No Other Agreements to Sell the Purchased Assets.  Neither
                ------------------------------------------------
Seller, any stockholders of Seller, nor their respective Representatives have any legal obligation, absolute or contingent, to any other Person to sell the Business, the Purchased Assets, any shares of capital stock of Seller, to effect any merger, consolidation or other reorganization of Seller or to enter into any agreement with respect thereto.

          4.18  Proprietary Rights.  All of Seller's Proprietary Rights are
                ------------------
listed on the Disclosure Schedule.  The Proprietary Rights listed on the
              -------------------
Disclosure Schedule are all those used in the Business.  Seller has all right,
-------------------
title and interest in, or a valid and binding license to use, all Proprietary Rights used in the conduct of the Business. Seller is not in default (or with the giving of notice or lapse of time or both, would be in default) or in breach of any license to use such Proprietary Rights. No Person has a right to receive a royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by Seller, and no Person otherwise has a right to receive a royalty or similar payment in respect of any such Proprietary Rights. Seller has no licenses granted by or to it or no other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights. Seller's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, except for such infringements or violations that do not have and could not reasonably be expected to have an Adverse Effect, and no proceedings have been instituted or threatened against or notices received by Seller that are presently outstanding alleging that Seller's use of its Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to any such Proprietary Rights.

          4.19 Employee and Related Agreements; ERISA.
               --------------------------------------

          (a) General Definitions.  For the purposes of Sections 4.19 and
              -------------------
Article 11, the following definitions shall apply:

          (i) "Employee Plan" shall mean each "employee benefit plan", as
               -------------
defined in Section 3(3) of ERISA, that is maintained, administered or contributed to by Seller or any of its ERISA Affiliates or to which Seller or any of its ERISA Affiliates is or has been obligated to contribute.

          (ii) "ERISA Affiliate" shall mean any other Person which, together
                ---------------
with Seller, would be treated as a single employer under Section 414 of the Code.

          (iii) "Multiemployer Plans" shall mean any Employee Plan that meets
                 -------------------
the definition of a "multiemployer plan" in Section 3(37) of ERISA.

               (iv) "Title IV Plan" shall mean any Employee Plan that is subject
                     -------------
to Title IV of ERISA.

          (v) "Benefit Arrangement" shall mean any compensation arrangements,
               -------------------
bonus or benefit plans, programs or other arrangements maintained by Seller, including without limitation, all arrangements, policies, plans and programs relating to retirement, disability, insurance, (including any self-insured arrangements), severance pay, supplemental unemployment benefits, vacation, leave of absence, equity participation, stock purchase, stock option, stock appreciation right or any other incentive arrangements.

          (b) No claims, obligations (absolute, accrued, contingent or otherwise), penalties, Taxes, Encumbrances or any other type of liabilities relating to any Employee Plan or Benefits Arrangement are attributable to the Purchased Assets.

          (c) No claims, obligations (absolute, accrued, contingent or otherwise), penalties, Taxes, Encumbrances or any other type of liabilities relating to any Employee Plan or Benefits Arrangement may be imposed upon Buyer at any time as result of the events contemplated by the Transactions Documents, including, but not limited to, any employment of Seller's employees by Buyer on or after the Closing Date.

          (d) Except as set forth in the Disclosure Schedule with respect to
                                         -------------------
each Employee Plan:

          (i) Neither Seller nor any of its ERISA Affiliates has engaged in, or is a successor or parent corporation to any Person that has engaged in, a transaction described in Section 4069 of ERISA.

          (ii) Neither Seller nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA (including, but not limited to liability arising in connection with any termination of any Employee Plan covered or previously covered by Title IV of ERISA).

          (iii) Neither Seller nor any of its ERISA Affiliates has incurred or reasonably expects to incur any complete or partial withdrawal liability with respect to any Multiemployer Plan and no condition exists with respect to any Multiemployer Plan which presents a risk of complete or partial withdrawal liability under Title IV of ERISA.

          (iv) Neither Seller nor any of its ERISA Affiliates has incurred any unsatisfied contribution obligations under Section 412 of the Code nor has liability for unpaid contributions with respect to any Employee Plan.

          (v) Seller has not failed to comply with any of the health care continuation coverage requirements or related notice requirements under Section 601, et. seq. of ERISA and Section 4980B of the Code.

          (e) There is no contract, Employee Plan or Benefit Arrangement covering any current or former employee of Seller that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

          (f) Except as specifically set forth in the Disclosure Schedule, no
                                                      -------------------
payment, award, bonus, severance payment or other amount under any Contract, Employee Plan or Benefit Arrangement will be triggered as a result of the events contemplated by the Transaction Documents.

          (g) No Employee Plan or Benefit Arrangement has any restrictions against termination or modification, either by its terms or due to any written or oral communications by any Representative of Seller.

          4.20  Transactions with Certain Persons.  Neither any Representative
                ---------------------------------
of Seller nor any member of any such Person's immediate family is presently a party to any transaction with Seller relating to the Business or the Purchased Assets, including without limitation, any Contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, (iii) otherwise requiring payments to or (iv) providing any advances or loans to, in each case, any such Person in which any such Person has any interest (beneficial or otherwise) or investment as a shareholder, officer, director, trustee or partner.

          4.21 Tax Matters.
               -----------

          (a) Seller and any predecessor of Seller, if any, have paid all Taxes due and owing by it (whether or not shown on any Tax Return) with respect to which successor, transferee or any other liability for any Taxes could apply to or be payable by

Buyer as a result of the transactions contemplated by the Transaction Documents. Seller and any predecessor of Seller, if any, have withheld and paid over, on a timely basis, all Taxes which it is obligated to withhold from amounts paid or owing to any employee, independent contractor, shareholder, creditor or other third party.

          (b) There are no tax liens or Encumbrances of any kind on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

          4.22  Severance Arrangements.  Except with respect to Jeff Whitmer as
                ----------------------
set forth on the Disclosure Schedule, Seller has not entered into any severance or similar arrangement in respect of any present or former Personnel or Representative that could reasonably be expected to result in any obligation (absolute or contingent) of Buyer to make any payment to any present or former Personnel or Representative of Seller following termination of employment.

          4.23  Insurance.  The Disclosure Schedule contains a complete and
                ---------       -------------------
accurate list of all policies or binders of fire, casualty, liability, title, worker's compensation, dram shop, liquor liability, earthquake and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by Seller on the Business, Facilities, Purchased Assets and Personnel. All of such policies are sufficient for compliance with all Legal Requirements and of all Contracts to which Seller is a party. Seller is not in default under any of such policies or binders, and Seller has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion nor have any facts or events occurred that necessitate the giving of notice or filing of a claim with respect to any such policy. There are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. There are no outstanding material unpaid claims under any such policies or binders. Such policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect by Seller through the Closing Date.

          4.24 Accounts Receivable.  The accounts receivable reflected in the
               -------------------
Balance Sheet, and all accounts receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for services performed or other charges arising on or before the date hereof, and all the services performed which gave rise to said accounts were performed in accordance with the applicable Contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business, consistent with past practices, without cost to Seller in collection efforts therefor except, in the case of accounts receivable shown on the Balance Sheet, to the extent of the appropriate reserves set forth on the Balance Sheet.

          4.25 Inventories.  The values at which inventories are shown on the
               -----------
Balance Sheet have been determined in accordance with the normal valuation policy of Seller, consistently applied and in accordance with generally accepted accounting principles. The inventories (and items of inventory acquired or remanufactured subsequent to the Balance Sheet Date) consist only of items of quality and quantity commercially usable and salable in the ordinary course of business, and the present quantities of all inventories are reasonable in the present circumstances of the Business.

          4.26  Payments.  Seller has not, directly or indirectly, paid or
                --------
delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, Representative, landlord, owner or manager of any Facilities, government official or other party or Person, in the United States or any other country, which is in any manner related to the Business or the Purchased Assets, which Seller knows or should know or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and Seller has at all times done business in an open and ethical manner.

          4.27  Customers and Suppliers.  The Disclosure Schedule contains a
                -----------------------       -------------------
complete and accurate list of (i) the fifteen (15) largest customers of Seller in terms of collected coin revenues during Seller's last fiscal year, showing the approximate total coin revenues to Seller by each such customer during such fiscal year; (ii) the five (5) largest suppliers of Seller in terms of Machine and Parts purchases during Seller's last fiscal year, showing the approximate total purchases by Seller from each such supplier during such fiscal year. Since the Balance Sheet Date, there has been no adverse change in the business relationship of Seller with any customer or supplier.

          4.28  Compliance With Legislation Regulating Environmental Quality.
                ------------------------------------------------------------

          (a) None of the following exists at, on, under or around any of the
Facilities:

               (i) toxic wastes or other toxic or hazardous substances or materials;

               (ii) asbestos-containing materials in any form or condition;

               (iii) materials or equipment containing polychlorinated biphenyls; or

               (iv) wetlands.

          (b) The Facilities have been maintained in compliance with all applicable Environmental and Safety Requirements.

          (c) Seller has not received any written notice, report or other information regarding any liabilities or potential liabilities it may have (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under any Environmental and Safety Requirements.

          (d) Seller has obtained and complied with, and is in compliance with, all Permits and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupation of the Facilities or the operation of the Business.

          (e) No facts, events or conditions relating to any of the Purchased Assets or the past or present Facilities or operations of the Business will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to the Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including relating to on-site or off-site releases or threatened releases of hazardous or otherwise regulated materials, substances or wastes, personal injury, property damage or natural resources damage.

          (f) Neither this Agreement nor the transactions contemplated by the Transaction Documents impose any obligations for off-site investigation or cleanup, or notification to or consent of any governmental entity or third party pursuant to any Environmental and Safety Requirements.

          (g) Seller has not expressly or by operation of law assumed or undertaken any liability or corrective or remedial obligations of any other Person relating to Environmental and Safety Requirements.

          (h) No Encumbrance relating to any liability of the Purchased Assets, the Business or any other Person arising under

Environmental and Safety Requirements, has attached to the Business or any property owned, leased or operated by Seller.

          4.29 Real Estate.
               -----------

          (a)  Owned Properties.
               ----------------

          (i) Seller has good, indefeasible and marketable title to the Owned Real Estate and all personal property and fixtures thereon, free and clear of all liens and Encumbrances except the Permitted Exceptions (as such term is defined on Exhibit I attached hereto and made a part hereof).
           ---------

          (ii) There are no pending or threatened condemnation proceedings, lawsuits, violations of applicable law or administrative actions relating to the Owned Real Estate or other matters affecting adversely the current use, access to, occupancy, or value of the Owned Real Estate.

         (iii) Seller has complied with and the Owned Real Estate complies with all Legal Requirements and Environmental and Safety Requirements.

          (iv) All buildings, Fee Improvements and other property on the Owned Real Estate, including all streets, curbs, curb cuts, sidewalks, sewers and utilities (including any necessary gas, electricity, water, sanitary and storm sewer service) have been supplied, completed and installed, and connected and (where appropriate) dedicated to and accepted by the local governing body.

          (v) No notice from any governmental authority, insurance company or from any board of fire underwriters or real estate association (or other body exercising similar functions) has been received requesting the performance of any repairs, alterations or other work or affecting the operation of the Owned Real Estate.

          (vi) The Owned Real Estate has been issued all permanent certificates of occupancy, all licenses, Permits, authorizations and approvals required by all governmental authorities having jurisdiction over the Owned Real Estate for the continued use of the Owned Real Estate as used at present, which are all in full force and effect.

         (vii) Any covenants or restrictions to which the Owned Real Estate is subject have not been violated and will not be violated by any pending or contemplated improvement to the Owned Real Estate or use of the Owned Real Estate.

          (viii) Seller will have paid, prior to the Closing Date, all taxes and assessments, including assessments payable in installments, which are to become due and payable and/or a lien on the Owned Real Estate, except for Taxes for the current year which shall be prorated at Closing, and no portion of the Owned Real Estate is affected by existing or impending special assessments, whether or not a lien thereon, and Seller has no knowledge of any impending increase in real estate or personal property Taxes affecting the Owned Real Estate.

         (ix) Seller is not a "foreign person" as such term is defined in
Section 1445(f)(3) of the Code.

          (x) There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of the Owned Real Estate and no Person other than Seller is in possession of the Owned Real Estate.

         (xi) There are no outstanding options or rights of first refusal to purchase or lease the Owned Real Estate or any portion thereof or interest therein.

        (xii) No air or development rights with respect to the Owned Real Estate have been transferred or sold, and no contract to sell such air or development rights is outstanding, other than pursuant to the terms and conditions of this Agreement.

       (xiii) No employees, agents or contractors have been hired by or otherwise employed by Seller for the maintenance or management of the Owned Real Estate.

        (xiv) No Contracts affect or impact the Owned Real Estate in any manner whatsoever including, without limitation, Contracts relating the operation, management, repair, operation or improvement of the Owned Real Estate.

         (xv) All appliances and the water, sewer, heating, electrical, plumbing, air conditioning and other mechanical and electrical systems are in good working order and are adequate in quantity and quality for normal operations and are free from leaks. The roofs are free from leaks and are in sound structural condition. All other structural and non-structural portions of the Fee Improvements on the Owned Real Estate, including walls and foundations, are in sound structural condition and do not materially vary from their intended grade.

        (xvi) The Owned Real Estate is free and clear of all visible evidence of termites, fungus, dry rot, beetles, other wood destroying insects, pests, faulty grade levels, shower leaks, cellulose debris or excessive moisture conditions, or other pest infestation or damage.

       (xvii) No part of the Owned Real Estate is located in a flood plain or flood hazard or flood prone area as delineated by the federal or state government.

      (xviii) All work performed on or materials furnished with respect to the Owned Real Estate prior to the Closing Date have been paid for by Seller prior to the Closing Date.

        (xix) No portion of the Owned Real Estate or the building or the Fee Improvements thereon is designated by or registered with any governmental authority as historic or landmark buildings or any other similar designation or registration and Seller shall not attempt to obtain or effect any such designation or registration.

         (xx) Seller represents and warrants that it did not deal with any broker or sales agent in connection with this Agreement or the sale of the Owned Real Estate.

          (b) Leased Properties. The Disclosure Schedule lists and describes
              -----------------      -------------------
briefly all Real Estate that is used or occupied, but not owned, by Seller and the leases (other than Location Contracts), subleases and agreements by which such Real Estate is used and occupied. Except as otherwise described on such

Disclosure Schedule, with respect to each such parcel of leased Real Property:
-------------------

          (i) the leases and subleases described on the Disclosure Schedule
                                                        -------------------
constitute all of the leases, subleases and agreements under which Seller holds any interest (other than a fee interest) in any Real Estate;

         (ii) each such lease, sublease or agreement is legal, valid, binding, enforceable and in full force and effect, and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms after the Closing;

        (iii) Seller or any other party to any such lease, sublease or agreement is not in breach or default thereof, and no condition or circumstance exists or is threatened which, with notice or the lapse of time, or both, would constitute such a breach or default or permit termination, modification or acceleration thereof or thereunder;

         (iv) no party to any such lease, sublease or agreement has repudiated any provision thereof;

          (v) there are no disputes, oral agreements or forbearance programs in effect as to any such lease, sublease or agreement;

         (vi) no such lease, sublease or agreement has been modified in any respect, except to the extent disclosed in the Disclosure Schedule;
                                               -------------------

        (vii) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any leasehold or sub-leasehold;

       (viii) all buildings, Leasehold Improvements and other property thereon are supplied with utilities and other services necessary for the Business with respect thereto (including any necessary gas, electricity, water, sanitary and storm sewer service);

         (ix) there are no pending or threatened condemnation proceedings, or administrative actions relating thereto or other matters affecting adversely Seller's current use, occupan cy, or value of such parcel;

          (x) each such lease, sublease and agreement may be assigned pursuant to the terms thereof without the consent of the landlord, sublandlord or lessor thereunder; and

         (xi) other than documents described on the Disclosure Schedule, there
                                                    -------------------
are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of such parcel which Seller is entitled to occupy, and no Person is in possession of any such portion of any such parcel.

          4.30  Material Misstatements Or Omissions.  No representations or
                -----------------------------------
warranties by Seller in the Transaction Documents, or in connection with the transactions contemplated thereby, contain or will contain any untrue statement of a material fact, or omit or will omit to state any fact necessary to make the statements or facts contained therein not materially misleading. Seller has disclosed herein all material events, conditions and facts affecting the Business, the Sale, the Purchased Assets, the Facilities, liabilities, working capital earnings, technology, operating results, prospects and condition (financial or otherwise) or employee, customer or supplier relations of Seller, or the ability of Seller to perform its obligations under the Transaction Documents or the ability of any of Seller to conduct the Business as presently conducted or as proposed to be conducted.

          4.31  Confidentiality Agreement.  Neither Seller, any Representative
                -------------------------
of Seller nor any holder of any equity interests of Seller has breached any of the agreements contained in Section 12.11 hereof.

          4.32 Key Personnel.  The Disclosure Schedule sets forth the number and
               -------------       -------------------
job category of all current employees of Seller with an annual base salary for fiscal year ending 1995 of more than $25,000, including with respect to such employees, their names, dates of employment, current compensation (including sales commissions) and date and amount of last increase in compensation.

          4.33 Solvency.  Seller (a) owns and will own the Purchased Assets, the
               --------
fair saleable value of which, on a going concern basis, is (i) greater than the total amount of liabilities (including contingent liabilities) of Seller, and
(ii) greater than the amount that will be required to pay the probable liabilities of Seller's then existing debts as they become due; (b) has capital that is not unreasonably small in relation to the Business as presently conducted; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby represents and warrants to Seller as follows:

          5.1  Organization of Buyer.  Buyer is duly organized, validly existing
               ---------------------
and in good standing under the laws of the State of Delaware.

          5.2  Authorization.  Buyer has all necessary corporate power and
               -------------
authority and has taken all corporate action necessary to enter into the Transaction Documents, to consummate the transactions contemplated thereby and to perform its obligations thereunder. This Agreement and each applicable Transaction Document has been duly authorized, executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          5.3  No Brokers.  Neither Buyer nor any Representative of Buyer has
               ----------
entered into or will enter into any agreement, arrangement or understanding with any Person which could reasonably be expected to result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by the Transaction Documents.

          5.4  No Conflict or Violation.  Neither the execution and delivery of
               ------------------------
the Transaction Documents nor the consummation of the transactions contemplated thereby will result in (a) a breach or violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, Permit, authorization or concession to which Buyer is a party, which breach or default could reasonably be expected to result in a material adverse effect on Buyer's ability to consummate the transactions contemplated thereby or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would be likely to result in a material adverse effect on Buyer's ability to consummate the transactions contemplated thereby.

          5.5  Consents and Approvals.  Other than the expiration of the
               ----------------------
applicable waiting period under the HSR Act, no consent, approval, waiver or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, unless the failure to obtain any such consent, approval, waiver or authorization would not be likely to result in a material adverse effect on Buyer's ability to consummate the transactions contemplated thereby.

                                   ARTICLE 6

                         COVENANTS OF SELLER AND BUYER

          Seller and Buyer each covenants with the other as follows:

          6.1  Maintenance of Business Prior to Closing. Seller shall continue
               ----------------------------------------
to carry on the Business in the ordinary course and in accordance with past practice and will not take any action inconsistent therewith, with any Legal Requirements or with the Sale. Without limiting the generality of the foregoing, Seller shall (a) maintain the Purchased Assets in their current state of repair, excepting normal wear and tear; and (b) maintain insurance covering Purchased Assets referred to in Section 4.23 hereof.

          6.2  Obstruction of Purpose.  Seller shall not take any action which
               ----------------------
would cause or tend to cause the conditions of the obligations of the Parties to effect the transactions contemplated hereby not to be fulfilled; including, without limitation, taking, causing to be taken, or permitting to be taken or suffering to exist any action, condition or event which would cause the representations and warranties made by each of the Seller, the Closes and SPC herein not to be true, correct and accurate as of the Closing Date.

          6.3  Investigation by Buyer; Audits.  Seller shall allow Buyer during
               ------------------------------
regular business hours to inspect the Purchased Assets, Books and Records and Contracts. Prior to Closing, Seller will provide to Buyer a summary reflecting
(i) all of the Location Contracts (but such summary need not include the names of customers), (ii) the number of On-Location Machines at each Location, (iii) the date the Location Contract was entered into and the term and expiration date of the Location Contract, (iv) the commission arrangement with each Location Contract, customer or account, (v) whether the Location Contract contains an automatic renewal provision, (vi) whether the Location Contract contains any rights of first refusal provision, (vii) with respect to only the largest twenty
(20) customers of Seller, whether the Location Contracts contain a "Change of Control" provision, and (viii) whether a Consent is required. On or prior to the date hereof, Seller shall have delivered to Buyer a copy of Seller's standard forms of Location Contracts. All such information shall be provided to Buyer in such form as such information may presently exist or be readily available. All information provided to Buyer pursuant to this Section shall be subject to the provisions of Section 12.11.

          6.4  Consents and Best Efforts.  Prior to the execution and delivery
               -------------------------
of this Agreement, Buyer and Seller shall have made all filings required under the HSR Act. In addition, as soon as practicable and subject to the provisions of Section 3.4, Buyer and Seller, as applicable, will commence all other reasonable action required hereunder to obtain all applicable Permits, consents, approvals and agreements of, and to give all notices and make all filings with, any third parties as may be necessary to allow the Sale hereunder to be consummated by the Closing Date. Buyer and Seller, as applicable, shall (a) apply for or obtain (i) any and all consents to transfer Permits or (ii) any and all new Permits for continued operation of the Business, and (b) make any improvements or alterations of any type to the Purchased Assets required in order to transfer or obtain any such Permits, in each at the expense of Buyer and Seller, such expenses to be shared equally by Buyer and Seller. Seller shall cooperate in good faith with Buyer's efforts as provided in Section 11.9.

          6.5  Title Matters.  Buyer may obtain, at Buyer's expense, such title
               -------------
searches and owner's title insurance policies or commitments as Buyer may request, issued by a title insurer selected by Buyer, with respect to any Leasehold Estate or Owned Real Estate.

          6.6  Certain Prohibited Transactions.  Seller shall not prior to the
               -------------------------------
Closing date without the prior written approval of Buyer:

          (a) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other Person, or make any loans or advances to any Person, except trade payables incurred in the ordinary course of business and consistent with past practice;

          (b) issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities;

          (c) make or incur any obligation to make any distribution of assets in kind or redemption with respect to capital stock;

          (d) make any change to its Certificate of Incorporation or bylaws except as may be necessary to consummate the transactions contemplated by the Transaction Documents;

          (e) relative to the Business, mortgage, pledge or otherwise encumber any the Purchased Assets or sell, transfer or otherwise dispose of any of the Purchased Assets or cancel, release or assign any indebtedness owed to it or any claims held by it;

          (f) relative to the Business, make any investment in any Person;

          (g) relative to the Business, enter into or terminate any material contract or agreement, or make any material change in any of its Leases or Contracts; or

          (h) increase compensation payable to senior management employees or make any discretionary bonuses or promise to do any of the foregoing;

          (i) enter into any transaction with any Person on terms other than those which are on an arms-length basis;

          (j) make any payments or engage in transactions with related or affiliated parties;

          (k) other than in the ordinary course of business, discharge or satisfy any Encumbrance or Indebtedness, except those required to be discharged or satisfied;

          (l) authorize any compensation increases of any kind whatsoever for any Personnel except for normal increases in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to Seller; or

          (m) other than in the ordinary course of business, cancel or terminate any policies of insurance with respect to the Business or any of the Seller's insurable properties or assets.

          (n) do any other act or omit to do any act, which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect.

          6.7  Notification of Certain Matters.  Seller shall give prompt notice
               -------------------------------
to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect any time from the date hereof to the Closing Date and
(ii) any failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Each party shall use its best efforts to remedy any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          6.8  No Mergers, Consolidations, Sale of Stock, Etc.   From the date
               -----------------------------------------------
hereof until the Closing Date, Seller shall not, directly or indirectly, through any Representative (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person relating to any acquisition or purchase of assets of, or any equity interest in Seller or any affiliate of Seller, or any tender or exchange offer, merger, consolidation, business combination, recapitalization, spin-off, liquidation, dissolution or similar transaction involving, directly or indirectly, Seller or any affiliate of Seller (each, an "Acquisition Proposal"), (ii) participate, directly or indirectly, in
           --------------------
any discussions or negotiations regarding any Acquisition Proposal or for use in connection with any Acquisition Proposal, or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to discuss, make or enter into an agreement with respect to an Acquisition Proposal. Furthermore, Seller shall immediately notify Buyer of any of the foregoing in writing, which writing shall describe any such occurrence in reasonable detail and shall identify the Persons involved.

          Seller acknowledges and agrees that, upon any violation of this
Section 6.8, if, within one year of the date hereof, Seller or any of its Representatives enters into an agreement with respect to an Acquisition Proposal with a party other than Buyer, Seller shall promptly pay to Buyer, by wire transfer of immediately available funds, an amount equal to the sum of (x) the reasonable expenses incurred by Buyer in connection with the transactions contemplated hereby, and (y) the positive difference, if any, between the aggregate consideration to be paid pursuant to the applicable Acquisition Proposal and the Purchase Price.

          6.9  Seller's Employees.
               ------------------

          (a) Buyer has the option, but not the obligation, to hire on the Closing Date any employees of Seller. Any such employees actually hired by Buyer shall hereinafter be referred to as "Transferred Employees." Salaries,
                                           ---------------------
wages and all other regular current compensation of each Transferred Employee which is attributable to services performed by each such Transferred Employee on or prior to the Closing Date shall be paid by Seller directly to that employee. All other cash compensation, including, but not limited to, incentive pay, bonuses and other payments or obligations of any kind whatsoever in the nature of compensation, arising after the Closing Date shall be paid by Buyer directly to the Transferred Employee entitled thereto.

          (b) Prior to the Closing Date, Seller shall cause the account balances of Transferred Employees who are participants in Seller's 401(k) Plan (the

"Seller's Plan") to become fully vested as of the Closing Date.  Seller shall
--------------
provide each Transferred Employee with an election to receive a distribution of his or her fully vested benefit as soon as practicable after the Closing Date. Upon Seller providing Buyer with a current determination letter from the Internal Revenue Service confirming the tax qualified status of Seller's Plan, the Coinmach 401(k) Plan (the "Coinmach Plan") shall, as soon as reasonably
                               -------------
practicable thereafter, permit Transferred Employees to roll over (including by means of a direct rollover within the meaning of Code Section 401(a)(31)) any distribution that any such Transferred Employee may receive or be entitled to receive from Seller's Plan which qualifies as an "eligible rollover distribution" as defined in Section 402(f)(2)(A) of the Code.

          (c) Seller shall pay or cause to be paid all claims for health care benefits covered by any of its health care plans which relate to claims incurred by Transferred Employees or their dependents on or before the Closing Date, regardless of when such claims may be filed. Buyer shall pay or cause to be paid all claims which relate to health care claims incurred by Transferred Employees or their dependents after the Closing Date, but only to the extent covered under the terms and conditions of Buyer's health care benefit plan which covers such Transferred Employees. Notwithstanding anything contained in this
Section 6.9, Buyer
shall not be responsible for any claims incurred by Transferred Employees or their dependents on or before the Closing Date, regardless of when such claims may be filed.

          (d) Seller shall retain all responsibilities for providing all benefits required under Part 6 of Title I of ERISA ("COBRA Benefits") to
                                                     --------------
Transferred Employees, and their qualified beneficiaries in respect of qualifying events occurring on or before the Closing Date; Buyer shall be responsible for providing COBRA Benefits arising in respect of Transferred Employees for qualifying events occurring after the Closing Date.

          (e) Seller shall be responsible and liable for salary, bonus, fringe benefits, welfare benefits, pension benefits, vacation, holiday or sick pay and other benefits or claims including severance payments and COBRA benefits (collectively "Benefits") with respect to employees of Seller that are not hired
               --------
by Buyer. Seller shall be responsible and liable for, and Buyer shall have no obligation for any Benefits accrued by Transferred Employees on or prior to the Closing Date and any Benefits which are attributable to services performed by Transferred Employees on or prior to the Closing Date.

          (f) Buyer shall be responsible and liable for claims arising under any state worker's compensation or similar law in respect of Transferred Employees which are based upon any occurrence after the Closing Date; Seller shall be responsible and liable for such claims which are based upon occurrences on or before the Closing Date.

                                   ARTICLE 7

                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

          The obligations of Seller to consummate the transactions provided for hereby are subject, in the reasonable discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          7.1  Representations, Warranties and Covenants. All representations
               -----------------------------------------
and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Seller a certificate signed by the President, Chief Financial Officer or a Senior Vice President of Buyer to the foregoing effect.

          7.2  Consents.  Except as provided in Sections 3.2 and 3.4, all
               --------
Permits, consents, approvals and waivers from governmental authorities and other parties necessary to permit Seller to transfer the Purchased Assets to Buyer as contemplated hereby shall have been obtained, unless (a) the failure to obtain any such consent, approval or waiver would not result in an Adverse Effect, or
(b) Buyer indemnifies Seller with respect thereto.

          7.3  No Governmental Proceedings or Litigation. No Action by any
               -----------------------------------------
governmental authority shall have been instituted or threatened which questions the validity or legality of the transactions contemplated by the Transaction Documents hereby and which could reasonably be expected to damage Seller materially if the transactions contemplated thereunder are consummated.

          7.4  Certificates.  Buyer will furnish Seller with (a) such
               ------------
certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by Seller and (b) a certificate of good standing of Buyer from the Secretary of State of the State of Delaware.

          7.5  Corporate Documents.  Seller shall have received from Buyer a
               -------------------
copy of resolutions adopted by the board of directors of Buyer approving the Transaction Documents and the transactions contemplated thereby, certified by Buyer's corporate secretary.

          7.6  HSR Act.  The applicable waiting period, including any extension
               -------
thereof, under the HSR Act shall have expired.

          7.7  Investigation by Buyer.  Seller shall allow Buyer during regular
               ----------------------
business hours to inspect the Purchased Assets, Books and Records, Leases and Contracts. All information provided to Buyer pursuant to this Section shall be subject to the provisions of Section 12.11.

          7.8  Employment Agreements.  Each of Stephen P. Close and Kimberly A.
               ---------------------
Close shall have entered into employment agreements with Buyer, substantially in the forms attached as Exhibit E to the Stock Purchase Agreement.
                      ---------

          7.9  Stock Purchase Agreement.  Buyer shall have entered into the
               ------------------------
Stock Purchase Agreement.

                                   ARTICLE 8

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

          The obligations of Buyer to consummate the transactions provided for hereby are subject, in the sole and absolute discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          8.1  Representations, Warranties and Covenants. All representations
               -----------------------------------------
and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Buyer a certificate signed by the President, Chief Financial Officer or a Senior Vice President of Seller to the foregoing effect.

          8.2  Consents.  Except as provided in Sections 3.2 and 3.4, all
               --------
consents, approvals and waivers from third parties and governmental authorities and other parties necessary to permit Seller to transfer the Purchased Assets to Buyer as contemplated hereby shall have been obtained, except where the failure to obtain any such consent, approval or waiver would not have a materially adverse effect upon Buyer.

          8.3  No Governmental Proceedings or Litigation. No Action by any
               -----------------------------------------
governmental authority shall have been instituted or threatened which questions the validity or legality of the transactions contemplated by the Transaction Documents and which could reasonably be expected to affect the right or ability of Buyer to own, operate or possess the Purchased Assets after the Closing Date or to damage Buyer if the transactions contemplated thereunder are consummated.

          8.4  Compliance with Legal Requirements.  The consummation of the
               ----------------------------------
transactions contemplated by the Transaction Documents will not be prohibited by any Legal Requirement or subject the Buyer, the Sale, the Business or the Purchased Assets to any penalty, liability or other onerous condition arising out of any such Legal Requirement.

          8.5  Opinion of Counsel.  Seller shall have delivered to Buyer an
               ------------------
opinion of Ricketts & Onda, counsel to Seller, dated as of the Closing Date, in the form attached hereto as Exhibit E.
                            ---------

          8.6  Certificates.  Seller will furnish Buyer with such certificates
               ------------
of its officers and others to evidence compliance with the conditions set forth in this Article 8 as may be reasonably requested by Buyer, including without limitation:

          (a) a certificate of each of the Closes (without qualification as to knowledge), and an officer's certificate of each of SPC and Seller, dated as of the Closing Date, each certifying that the conditions specified in Sections 8.1, 8.2, 8.3 and 8.4 have been fully satisfied;

          (b) certificates as to good standing (or other certificates relating to the right to do business) of Seller from the Secretary of State of the States of Ohio, Indiana, Kentucky, West Virginia, Pennsylvania, Tennessee and Illinois and any other state or jurisdiction where Seller is required to be qualified to do business; and

          (c) certificate of incorporation, certified by the Secretary of State of the State of Ohio, and by-laws of Seller, certified to be true and complete copies hereof by the Secretary of Seller.

          8.7  Material Changes.  Since the Balance Sheet Date, there shall not
               ----------------
have been any change or any development or discovery of any material contingent or other liability not in the Disclosure Schedule, which might result in an
                              -------------------
Adverse Effect.

          8.8  Corporate Documents.  Buyer shall have received from Seller a
               -------------------
copy of resolutions adopted by the board of directors of Seller approving the Transaction Documents and the transactions contemplated thereby, certified by Seller's corporate secretary.

          8.9  HSR Act.  The applicable waiting period, including any extension
               -------
thereof, under the HSR Act shall have expired.

          8.10  Disclosure Schedule.  Seller shall deliver to Buyer on or prior
                -------------------
to the Closing Date a Disclosure Schedule (the "Closing Disclosure Schedule")
                                                ---------------------------
revised to reflect any changes in the information on the Disclosure Schedule from the date hereof up to and including the Closing Date, which Closing
                                                                 -------
Disclosure Schedule shall be made a part of this Agreement and incorporated in
-------------------
its entirety herein by reference.

          8.11  Balance Sheet and Financial Statements.  Seller shall deliver to
                --------------------------------------
Buyer, as soon as practicable, copies of the Closing Date Asset & Liability Statement of Seller. The Closing Date Asset & Liability Statement need not be audited, but shall be in accordance with generally accepted accounting principles, consistently applied, subject to changes resulting from normal year-end adjustments, none of which changes would if properly presented, alone or in the aggregate, reflect matters which have had or could be expected to have an Adverse Effect.

          8.12  Investigation of Buyer; Audit.  Seller shall allow Buyer during
                -----------------------------
regular business hours to inspect the Purchased Assets, Books and Records and Contracts. Buyer or its Representatives shall have conducted an audit of Seller's Books and Records, and in Buyer's sole discretion, Buyer shall be satisfied on the basis of such audit that the representations and warranties of Seller made pursuant to this Agreement are accurate and complete.

          8.13   Due Diligence.  Buyer shall have obtained from Seller and its
                 -------------
Representatives, copies of any and all corporate documents, securities agreements, purchase contracts, sales contracts, commercial loan agreements, litigation documents, audit reports, studies, financial statements, governmental reports, insurance policies, employment records, employee benefit plans, Permits, applications for Permits, Proprietary Rights information, and all other information or documents requested by Buyer and Buyer shall, upon the review thereof, deem that such items and information fully meet Buyer's satisfaction in Buyer's sole and absolute discretion.

          8.14  Employment Agreements.  Each of Stephen P. Close and Kimberly A.
                ---------------------
Close shall have entered into employment agreements with Buyer, substantially in the forms attached as Exhibit E to the Stock Purchase Agreement.
                      ---------

          8.15  Escrow Agreement.  Seller shall have entered into the Escrow
                ----------------
Agreement, dated the date hereof (the "Escrow Agreement"), among Buyer, Seller,
                                       ----------------
the Closes, National Coin Laundry Holding, Inc., National Coin Laundry, Inc., National Laundry Equipment Company and Key Trust Company, N.A., substantially in the form of Exhibit K attached hereto.
            ---------

          8.16  Owned Real Property Items.  Seller shall have delivered to Buyer
                -------------------------
each of the items specified on Exhibit J.

          8.17  Stock Purchase Agreement.  Seller shall have entered into the
                ------------------------
Stock Purchase Agreement.

                                   ARTICLE 9

                  COVENANT NOT TO COMPETE AND CONFIDENTIALITY
                  -------------------------------------------

          9.1  Covenant Not to Compete.  For the purposes of this Section 9.1,
               -----------------------
the term "Territory" shall mean the States of Ohio, Indiana, Kentucky, West
          ---------
Virginia, Pennsylvania and Illinois. Seller acknowledges and agrees that Seller's reputation and goodwill are an integral part of the Business success throughout the Territory. If Buyer is deprived of any of Seller's goodwill or if Seller in any manner utilizes its reputation and goodwill in competition with Buyer in the Territory, Buyer will be deprived of the benefits it has bargained for pursuant to this Agreement. This covenant is necessary to transfer the Business and goodwill of Seller to Buyer effectively. Accordingly, as an inducement for Buyer to enter into this Agreement, Seller agrees that for a period of five (5) years from and after the Closing Date, Seller shall not, without Buyer's prior written consent, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, any Person in the Territory, which, directly or indirectly, competes with the Business.

          9.2    Confidentiality and Non-Solicitation.  Seller agrees to
                 ------------------------------------
maintain in confidence, and not to disclose to any third party, any ideas, methods, developments, inventions, improvements and business plans and information which are the confidential information of Buyer. Seller agrees that for a period of five (5) years from and after the Closing Date, it shall not and shall not permit any of its Representatives, to, directly or indirectly, (i) in any manner induce or attempt to induce any Personnel, customer, supplier, licensee, landlord or other business relation of Buyer to leave or cease doing business with Buyer or in any way interfere with the relationship between Buyer and any Personnel, customer, supplier, licensee, landlord or other business relation thereof or (ii) hire or solicit for employment any employee who is an employee of the Business on or at any time within six (6) months prior to the Closing Date. Seller agrees that such solicitation includes, without limitation, offering any employment to any such employee commencing after the non-solicitation period.

          9.3    Validity.  In the event the agreement in Sections 9.1 or 9.2
                 --------
shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          9.4    Remedies.  Seller acknowledges that a breach of the covenants
                 --------
contained in Sections 9.1 and 9.2 will cause irreparable damage to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Seller agrees that if Seller breaches the covenant contained in Sections 9.1 and 9.2 in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security.

                                  ARTICLE 10

                                 RISK OF LOSS
                                 ------------

          Legal title, equitable title and risk of loss with respect to the Purchased Assets shall not pass to the Buyer until the Purchased Assets are transferred to Buyer on the Closing Date pursuant to the terms of this Agreement.

                                   ARTICLE 11

                          ACTIONS BY SELLER AND BUYER
                          ---------------------------
                               AFTER THE CLOSING
                               -----------------

          11.1  Books and Records.  Each party agrees that it will cooperate
                -----------------
with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees and disbursements, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees.

          11.2  Survival of Representations, Etc.  All statements contained in
                --------------------------------
the Disclosure Schedule or in any certificate or instrument of conveyance
    -------------------
delivered by or on behalf of the Parties pursuant to the Transaction Documents or in connection with the transactions contemplated thereby shall be deemed to be representations and warranties by the Parties hereunder. The representations and warranties contained in this Agreement or any instruments delivered pursuant to this Agreement shall survive the Closing, without regard to any investigation made by any of the Parties hereto, until (i) the expiration of the applicable statute of limitations with respect to the representations and warranties set forth in Sections 4.14, 4.19, 4.21, 4.26 and 4.28, and any ERISA Liabilities or Tax Liabilities, taking into account any extensions or waivers thereof, (ii) the first anniversary of the Closing Date, with respect to representations and warranties set forth in Sections 4.6, 4.8, 4.11, 4.13, 4.15, 4.18, 4.22, 4.23,
4.24, 4.25, 4.27, 4.32, 5.1, 5.2, 5.3, 5.4 and 5.5 and (iii) the third anniversary of the Closing Date, with respect to representations and warranties set forth in Sections 4.7, 4.12, 4.20, 4.29, 4.30, 4.31 and 4.33. The
representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.9,

4.10, 4.16 and 4.17 shall survive the Closing, without regard to any investigation made by any of the parties hereto. Neither a Party's participation in the consummation of any transaction pursuant to any Transaction Document nor any waiver of any condition to such participation (including any condition that a representation or warranty of any other Party be true and correct) will constitute a waiver by such participating Party of the representations and warranties of any other Party or otherwise affect the survival of any such representation or warranty. All covenants and agreements of the Parties, including, without limitation, the obligations of the Parties set forth in Articles 9, 10, 11 and 12 shall survive the Closing Date.

          11.3  Indemnification.
                ---------------

          (a) In addition to any other right or remedy available to Buyer at law or in equity, Seller, the Closes and SPC shall, jointly and severally, indemnify Buyer and its affiliates, stockholders, officers, directors, partners, employees, agents, Representatives and permitted successors and assigns (collec tively, the "Buyer's Indemnities") against, and hold each Buyer Indemnitee
             -------------------
harmless from, any damage, Tax, costs, claim, liability or expense, including without limitation, interest, penalties and reasonable attorneys' fees and disbursements and settlement costs and expenses (collectively, "Damages"),
                                                                -------
arising out of or resulting from (i) a misrepresentation or the breach of any warranty, covenant or agreement made by Seller, the Closes or SPC in the Transaction Documents, (ii) any liability, obligation or commitment of any nature (absolute, accrued, contingent or otherwise) of Seller, the Closes or SPC or relating to (x) the Excluded Assets, or the (y) the Purchased Assets or the operation of the Facilities, which liabilities, obligations or commitments contemplated by this clause (y) arise out of transactions entered into or events occurring prior to the Closing Date, (iii) any Damages arising as a result of any audit of any of Seller's Tax Returns conducted by the Internal Revenue Service or any other taxing authority or Seller's failure to comply with Section
11.12 hereof; and (iv) any Damages arising as a result of Seller's failure to comply with Section 11.10 hereof. Notwithstanding the foregoing, in all cases except for Damages arising from or in connection with the liabilities set forth in Section 11.3(b) and (c) hereof, Seller, the Closes and SPC will not be required to indemnify Buyer's Indemnities in respect of any Damages except to the extent that the aggregate amount of all Damages exceeds $75,000.

          (b) Notwithstanding anything to the contrary in this Agreement and in addition to any other right or remedy available to Buyer at law or in equity, Seller, the Closes and SPC shall, jointly and severally, indemnify Buyer's Indemnities against, and hold each Buyer Indemnitee harmless from any Damages arising out of, resulting from or relating to any Employee Plan, Multiemployer Plans, Title IV Plan, Benefit Arrangement, or any transaction relating thereto, or any other benefit arrangement maintained at any time by (or to which contributions have been made
by) Seller, the Closes, SPC or any entity that is (or at any time has been) an Affiliate or any liability arising from that certain Settlement Agreement, dated April 25, 1997, between Seller and the Seller's Employee Stock Ownership Plan acting through its Trustees (collectively, "ERISA Liabilities").
                                            -----------------

          (c) Notwithstanding anything to the contrary in this Agreement and in addition to any other right or remedy available to Buyer at law or in equity, Seller, the Closes and SPC shall indemnify Buyer's Indemnities against, and hold each Buyer Indemnitee harmless from any Damages arising out of, resulting from or relating to (i) any Tax Liabilities of Seller, (ii) failure of Seller to comply with any wage and hours laws or law relating thereto, and (iii) the Owned Real Estate and any and all real estate commissions, claims for such commissions or similar fees, including attorneys' fees and expenses incurred in connection therewith, in each case in the foregoing clauses (i), (ii) and (iii), arising out of or relating to any period on or prior to the Closing Date.

          (d) In addition to any other right or remedy available to Seller at law or in equity, Buyer shall indemnify and hold Seller and its affiliates, stockholders, officers, directors, partners, employees, agents, Representatives and permitted successors and assigns (collectively, the "Seller's Indemnities")
                                                         --------------------
against, and hold each Seller's Indemnitee harmless from any Damages arising out of a misrepresentation or the breach of any warranty, covenant or agreement of Buyer with respect to the representations and warranties made by Buyer.

          The term "Damages" as used in this Section 11.3 is not limited to matters asserted by third parties against Seller or Buyer, but includes Damages incurred or sustained by Seller or Buyer in the absence of third party claims.

          (e) Upon the occurrence of any event that triggers indemnification obligations under Sections 11.2(a), (b), or (c) hereof, the Parties agree that any Damages incurred relating thereto shall be paid from the Escrowed Funds according to the terms and conditions of the Escrow Agreement. In the event there are no longer any Escrowed Funds or the Escrow Agreement has been terminated, Sections 11.4 and 11.5 shall apply to the payment of any indemnification obligations under Sections 11.3(a), (b) and (c).

          11.4  Indemnification Procedures.  Subject to Section 11.3(e), upon
                --------------------------
any Party (the "Indemnified Party") becoming aware of a fact, condition or event
                -----------------
which constitutes a misrepresentation or breach of any of the warranties, covenants or agreements of the other Party or the incurrence of any ERISA Liabilities or Tax Liabilities, if a claim for Damages in respect thereof is to be made against the other Party (the "Indemnifying Party") under this Article
                                      ------------------
11, the Indemnified Party will with reasonable promptness notify the Indemnifying Party in writing of such fact, condition or event. If such fact, condition or event is the assertion of a claim by a third party, the Indemnifying Party will be entitled to participate in or take charge of the defense against such claim, provided that the Indemnifying Party and its counsel shall:

          (a) proceed with diligence and in good faith with respect thereto,

          (b) enter into an agreement with the Indemnified Party (in form and substance satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party), for all Damages relating to such proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such proceeding or the facts giving rise to such claim for indemnification, and

          (c) furnish the Indemnified Party with evidence that the Indemnifying Party, in the Indemnified Party's sole judgment, is and will be able to satisfy any such liability.

          11.5 Control of Defense:  Exceptions, etc.  Subject to Section
               -------------------------------------
11.3(e), notwithstanding the provisions of paragraph 11.4: (i) the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (provided that the
                                                           --------
Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense), (ii) the Indemnifying Party will not be entitled to assume control of the defense of such claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if:

          (a) the Indemnified Party reasonably believes that an adverse determination of such proceeding could be detrimental to or injure the Indemnified Party's reputation or future business prospects,

          (b) the Indemnified Party reasonably believes upon advice of legal counsel that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such proceeding, or

          (c) a court of competent jurisdiction rules that the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim; and

          (d) the Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold or delay) prior to entering into any settlement of such claim or proceeding or ceasing to defend such claim or proceeding.

          11.6 Other Remedies.  In addition to any other remedy which may be
               --------------
available at law or in equity, Buyer or Seller shall be entitled to specific performance and injunctive relief, without posting bond or other security.

          11.7 Characterization; Taxes.  The Parties intend that any amount paid
               -----------------------
pursuant to the provisions of this Article 11 be treated as an adjustment of the Purchase Price prior to entering into any settlement of such claim or proceeding or ceasing to defend such claim or proceeding. If, notwithstanding such intention, any Tax is imposed on any Indemnified Party with respect to any payment pursuant to this Article 11 (including this Section 11.7), then the Indemnifying Party will reimburse the Indemnified Party for the amount of such Tax (and any Tax in respect of any payment pursuant to this Section 11.7).

          11.8 Brokers and Finders.  Pursuant to the provisions of Section 11.3,
               -------------------
each of Buyer and Seller shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

          11.9  Further Assurances.  On and after the Closing Date, each party
                ------------------
hereto will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or under the Transaction Documents, including, without limitation, putting Buyer in possession and operating control of the Business.

          11.10  Bulk Sales.  It may not be practicable to comply or attempt to
                 ----------
comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Purchased Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated by the Transaction Documents. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that the indemnity provisions of Section 11.3 hereof shall apply to any Damages of Buyer or any institution providing financing to Buyer arising out of or resulting from the failure of Buyer or Seller to comply with any such laws or any similar law or which may be asserted to be applicable.

          11.11  Cooperation on Litigation.  Seller agrees to furnish or cause
                 -------------------------
to be furnished promptly to Buyer, upon request, such information (including access to Books and Records) and assistance as is necessary, in the sole discretion of Buyer, for the preparation for or the prosecution or defense of any suit, action, litigation or arbitration or other proceeding or investigation against the Buyer or Seller.

          11.12  Tax Matters.  Seller shall pay and be responsible for all Tax
                 -----------
Liabilities. Seller agrees to furnish or cause to be promptly furnished, upon request, such information (including access to Books and Records) and assistance relating to Seller or the Business as is necessary, in the sole discretion of Buyer, for preparation of and for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

          11.13  Name Change.  Within 10 days after the Closing Date, Seller
                 -----------
shall either (i) liquidate its assets and dissolve or, if, in its sole discretion, it does not so liquidate and dissolve, (ii) change its corporate name to a name which does not include (and which is not confusingly similar to or include any derivative of) "Whitmer Vend-O-Mat Laundry Services, Inc." (the

"Name"), it being the intent of the parties hereto that from and after the
-----
Closing, the Buyer will have the sole right as against the Seller, Seller's Affiliates and all other persons or entities to conduct business under such Name and that the Buyer will commence doing so, immediately after the Closing. On and after the Closing Date, Seller agrees not to operate or conduct any business under the Name.

          11.14  Distributions and Dividends.  Seller hereby agrees that all
                 ---------------------------
distributions or dividends made to Seller's stockholders, including the holders of Employee Stock Option Plan interests, shall be distributed to such stockholders on a pro rata basis with such stockholders' equity interests in Seller and in accordance with all laws, rules and regulations governing distributions and dividends to stockholders.

          11.15  Escrow.  Seller, each of the Closes and SPC hereby acknowledge
                 ------
and agree that, on the Closing Date, funds have been placed in escrow by such parties in an amount not less than One Million One Hundred Thousand Dollars ($1,100,000) (the "Escrowed Funds") for a period of three years from the Closing
                   --------------
Date pursuant to the terms and conditions of the Escrow Agreement, provided that, in accordance with the terms and conditions of the Escrow Agreement, an amount equal to (A) the balance of the Escrowed Funds minus (B) $550,000 may be
                                                      -----
paid to Seller on or within 5 days after the first anniversary of the Closing Date, leaving a balance of $550,000 in the Escrowed Funds. Seller hereby acknowledges and agrees that Seller is a party to such Escrow Agreement and that such Escrowed Funds have been established in respect of a portion of the indemnification obligations of Seller set forth in Section 11.3 of this Agreement and the indemnification obligations set forth in Article 9 of the Stock Purchase Agreement. The Escrowed Funds are to be disbursed pursuant to and in accordance with the provisions of the Escrow Agreement. Except as expressly provided in the Escrow Agreement, the rights and obligations of Seller and Buyer under the Escrow Agreement shall in no way effect their respective rights and obligations under this Agreement, including, without limitation, their respective rights and obligations under Article 11 hereof.

                                  ARTICLE 12

                                 MISCELLANEOUS
                                 -------------

          12.1  Termination.  If any condition precedent to Seller's obligations
                -----------
hereunder is not satisfied and such condition is not waived by Seller at or prior to the Closing Date, or if any condition precedent to Buyer's obligations hereunder is not satisfied and such condition is not waived by Buyer at or prior to the Closing Date, Seller or Buyer, as the case may be, may terminate this Agreement at its option by notice to the other party. In the event of the termination of this Agreement by either party as above provided, neither party shall have any liability hereunder of any nature whatsoever (other than pursuant to Section 12.11 below) to the other party, including any liability for damages, unless either party is in default under any of its obligations hereunder, in which event the party in default shall be liable to the other party for such default. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing. This Agreement shall terminate automatically if the Closing Date has not occurred on or prior to July 31, 1997.

          12.2  Assignment.  Except with respect to any assignment by Buyer
                ----------
required by or in connection with any financing related to the transactions contemplated hereby, this Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

          12.3  Notices; Transfer of Funds.  Unless otherwise provided herein,
                --------------------------
any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier or by facsimile, as follows:

          If to Seller, addressed to:

               990 West Third Avenue
               Columbus, Ohio  43212
               Attention:  Mr. Kimberly A. Close
                           Mr. Stephen P. Close
               Telephone:  (614) 294-0222
               Facsimile:  (614) 294-2404

          With a copy to:

               Ricketts & Onda
               300 South Second Street
               Columbus, Ohio 43215
               Attention:  Robert Onda, Esq.
               Telephone: (614) 229-4100
               Facsimile: (614) 229-4111

          If to Buyer, addressed to:

               Coinmach Corporation
               521 East Morehead
               Suite 590
               Charlotte, North Carolina 28202
               Attention:  Mr. Stephen R. Kerrigan
               Telephone: (704) 333-8702
               Facsimile: (704) 375-8986

          With copies to:

               Coinmach Corporation
               55 Lumber Road
               Roslyn, New York 11576
               Attention: Mr. Robert M. Doyle
               Telephone: (516) 484-2300
               Facsimile: (516) 484-1812

               Anderson Kill & Olick, P.C.
               1251 Avenue of the Americas
               New York, New York  10020-1182
               Attention:  Ronald S. Brody, Esq.
               Telephone: (212) 278-1258
               Facsimile: (212) 278-1733

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          All such notices, requests, instructions, documents and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt, and (iv) if delivered by nationally recognized overnight courier, be deemed given the next day after delivery, (in each case regardless of whether such notice is received by any other Person to whom a copy of such communication is to be delivered pursuant to this Section).

          Payments to be made to Seller hereunder shall be made by wire transferred funds to be delivered to Seller in accordance with the instructions set forth in Exhibit F or to such other account or place as Seller may designate
             ---------
by written notice as provided herein. Payments to be made to Buyer hereunder shall be made by wire transferred funds to be delivered to Buyer in accordance with the instructions set forth in Exhibit F or to such other account or place
                                   ---------
as Buyer may designate by written notice as provided herein.

          12.4  Choice of Law; Venue; Service of Process.  This Agreement shall
                ----------------------------------------
be construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern. Seller irrevocably agrees that any legal action or proceeding arising out of or in connection with the Transaction Documents, or the transactions contemplated thereby, shall be brought in the United States District Court in the State of Delaware. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any Party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such Party as herein provided.

          12.5  Entire Agreement; Amendments and Waivers. This Agreement,
                ----------------------------------------
together with all exhibits and schedules hereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party or Parties to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          12.6  Multiple Counterparts.  This Agreement may be executed in one or
                ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.7  Expenses.  Except as set forth below or as otherwise specified
                --------
herein, each Party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to the negotiation, preparation, execution and performance of the Transaction Documents and to any action taken by such Party in preparation for carrying the Transaction Documents into effect.

          12.8  Invalidity.  In the event that any one or more of the provisions
                ----------
contained in this Agreement or in any other Transaction Document shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          12.9  Titles.  The titles, captions or headings of the Articles and
                ------
Sections contained herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          12.10  Publicity.  Unless required to do so by applicable law or legal
                 ---------
process, neither Party shall issue any press release or similar publicity or make any public statement regarding the Transaction Documents or the transactions contemplated thereby without the prior written approval of the other Party. The Parties hereto shall issue a mutually acceptable press release as soon as practicable after the Closing Date. If either Party is required by law or legal process to make any public statement regarding the Transaction Documents or the transactions contemplated by the Transaction Documents, it must first provide to the other Party the content of the proposed public statement, the reasons that such disclosure is required by law or legal process, and the time and place that the public statement will be made, in each case to the extent permitted by law or legal process or to the extent reasonably practicable. Notwithstanding the foregoing, it is acknowledged and agreed between the Parties that Buyer is a reporting company under the Securities Exchange Act of 1934 and, as such, is subject to the reporting requirements thereunder. Accordingly, no agreement contained herein shall prevent Buyer from complying with any such requirements in any manner Buyer deems appropriate.

          12.11  Confidential Information.  (a) The Parties acknowledge that the
                 ------------------------
transactions contemplated by this Agreement are of a confidential nature and, subject to the agreements contained in Section 12.10 hereof, each Party agrees to keep this Agreement strictly confidential and each Party agrees that it will not, without the prior written consent of the other Party, make any public comment, statement, or communication or otherwise disclose or permit any disclosure with respect to, or regarding the transactions contemplated hereby, including but not limited to the existence of this Agreement, except to their respective Representatives, or as required by applicable law or legal process, until such time as the Parties make a public announcement regarding the transaction as provided in Section 12.10. Neither Seller nor Buyer at any time shall make any public disclosure of the specific terms, conditions or other aspects of this Agreement, except as required by applicable law or legal process.

          (b) Each Party acknowledges that, in connection with the negotiation of the Transaction Documents and the preparation for the consummation of the transactions contemplated thereby, it will have access to confidential information relating to the other Party. The Parties agree that they will treat as confidential, will not duplicate (except to their respective

Representatives in connection with the transactions contemplated by the Transaction Documents) or use, and will maintain the confidentiality of (and will use its best efforts to cause the Representatives of such Party to maintain the confidentiality of), any written, oral, or other information obtained from the other Party in connection with the Transaction Documents or the transactions contemplated thereby, unless (a) such information is already known to such Party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by the Transaction Documents, or (c) the furnishing or use of such information is required by applicable law or legal process. In the event of the termination of this Agreement for any reason whatsoever, each Party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will keep confidential (and will so instruct its Representatives and others who have had access to confidential information) and will not use any such information, unless such information is now, or is hereafter, disclosed through no act or omission of such Party, in any manner making it available to the general public.

          (c) To the extent either Party is required by applicable law or legal process to make any disclosure of the Transaction Documents, the transactions contemplated by the Transaction Documents or any confidential information, it must, to the extent reasonable practicable, first provide to the other Party in writing the content of the proposed disclosure, the reasons that such disclosure is required by law or legal process, and the time and place that the disclosure will be made, in each case to the extent reasonably practicable and as permitted by law or legal process.

          12.12  Remedies.  No failure to exercise, and no delay in exercising,
                 --------
any right, remedy, power or privilege under this Agreement by any Party will operate as a waiver of such right, remedy, power or privilege, nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided pursuant to this Agreement are cumulative and not exhaustive of any other rights, remedies, powers and privileges which may be provided by law.



                            [SIGNATURE PAGE FOLLOWS]

   IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


                              WHITMER VEND-O-MAT LAUNDRY SERVICES, INC.


                              By: __________________________
                                  Name:
                                  Title:


                              ______________________________
                              Stephen P. Close


                              ______________________________
                              Kimberly A. Close


                              ______________________________
                              Ruth D. Close


                              ALVIN D. CLOSE TRUST


                              By:   __________________________
                                    Kimberly A. Close, trustee



                              By:   _________________________
                                    Stephen P. Close, trustee



                              By:   _________________________
                                    Ruth D. Close, trustee

                              SPC MANAGEMENT, INC.


                              By: __________________________
                                  Name:
                                  Title:


                              COINMACH CORPORATION



                              By: __________________________
                                  Name:
                                  Title:

                                   EXHIBIT A

                     FINANCIAL STATEMENTS AND BALANCE SHEET
                     --------------------------------------

                                   EXHIBIT B

                          ALLOCATION OF PURCHASE PRICE
                          ----------------------------

Purchased Assets:

     Motor Vehicles
     Accounts receivable and refunds or deposits
     Cash or cash equivalents
     Contract Rights, including the Location
        Contracts
     Owned Real Estate
     Leasehold Estates
     Leasehold Improvements
     Fee Improvements
     Fixtures and Equipment
     Facilities
     Proprietary Rights

     Sub-Total:                                    _________

Covenant Not to Compete                            $500,000

                                                   _________

TOTAL:

                                                   =========

                                   EXHIBIT C

                                  BILL OF SALE
                                  ------------

          For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Whitmer Vend-O-Mat Laundry Services, Inc., an Indiana corporation (the "Seller"), does hereby grant, bargain, transfer, sell, assign,
                  ------
convey and deliver to Coinmach Corporation, a Delaware corporation ("Buyer"),
                                                                     -----
all of Seller's right, title and interest in and to all of the Purchased Assets as defined in that certain Asset Purchase Agreement, dated as of even date herewith, by and among Seller, Buyer, Stephen P. Close, Kimberly A. Close, Ruth
D. Close, Kimberly A. Close, Ruth D. Close and Stephen P. Close as Trustees of the Alvin D. Close Trust and SPC Management, Inc. (the "Asset Purchase
                                                        --------------
Agreement").

          This Bill of Sale is being executed and delivered by Seller as of the date set forth below pursuant to the terms of the Asset Purchase Agreement.

          IN WITNESS WHEREOF, Seller has cause this Bill of Sale to be executed in its name by a duly authorized officer as of this ____ day of _________, 1997.

                              WHITMER VEND-O-MAT LAUNDRY SERVICES, INC.


                              By __________________________
                              Its__________________________

STATE OF _____________ )
                       )  ss.
COUNTY OF ____________ )

          On _________ __, 1997, before me, the undersigned, a Notary Public in and for said County and State, personally appeared ____________, known to me to be the ______________ of Whitmer Vend-O-Mat Laundry Services, Inc. that executed the within instrument, and known to me to be the person who executed the within instrument on behalf of such corporation therein named, and acknowledged to me that, acting on behalf of such corporation, he executed the same.

          WITNESS my hand and official seal.


                              ______________________________
                              Notary Public in and for said
                                      County and State

                                   EXHIBIT D


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------


          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement"), dated as
                                                         ---------
of July ___, 1997, by and between Coinmach Corporation, a Delaware corporation ("Assignee"), and Whitmer Vend-O-Mat Laundry Services, Inc., an Indiana
  --------
corporation (the "Assignor").
                  --------

          Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Asset Purchase Agreement, dated the date hereof, among Assignor, Assignee, Stephen P. Close, Kimberly A. Close, Ruth D. Close, Kimberly A. Close, Ruth D. Close and Stephen P. Close as Trustees of the Alvin D. Close Trust and SPC Management, Inc. (the "Asset Purchase Agreement").
                                                    ------------------------


                                    RECITALS

          Assignor and Assignee are parties to the Asset Purchase Agreement pursuant to which Assignor has executed and delivered to Assignee a Bill of Sale under which Assignor has transferred and conveyed and assigned its interest in certain assets identified therein to Assignee (the "Purchased Assets").
                                                    ----------------

          In partial consideration for the transfer of the Purchased Assets, Assignee agreed to assume various obligations of Assignor relating to the Purchased Assets, as more fully set forth in the Asset Purchase Agreement (the

"Assumed Liabilities").
--------------------

                           __________________________

                                   AGREEMENT

          In consideration of the mutual representations, warranties and covenants set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Assignment and Assumption.  Assignor hereby sells, conveys,
              -------------------------
transfers and assigns to Assignee all of Assignor's right, title and interest in, to and under the Contract Rights, included within the Purchased Assets, and the Leases. Assignee hereby does assume and agree to discharge the liabilities and obligations of the Assumed Liabilities to the extent provided by and subject to the terms and conditions of the Asset Purchase Agreement; provided, however, that Assignee shall assume the Assumed Liabilities only to the extent they arise after the Closing Date. Except as expressly assumed herein or in the Asset Purchase Agreement, Assignee does not assume and shall not in any manner be responsible for any liability (including any contingent liability), obligation or Encumbrance of Assignor. This Assignment and Assumption Agreement is executed pursuant to the Asset Purchase Agreement, the terms of which are expressly incorporated herein by this reference and does not expand, diminish or revise the terms of the Asset Purchase Agreement.

          2.  Binding upon Successors.  This Agreement shall be binding upon the
              -----------------------
heirs, executors, administrators, successors and assigns of the parties hereto.

          3.  Governing Law.  This Agreement shall be construed according to the
              -------------
laws of the State of New York (without regard to any conflicts of laws provisions thereof) applicable to contracts made and performed in New York.

          4.  Counterpart Execution.  This Agreement may be executed in any
              ---------------------
number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding all of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                              COINMACH CORPORATION


                              By:_____________________________
                                 Name:
                                 Title:

                              WHITMER VEND-O-MAT LAUNDRY SERVICES, INC.


                              By:_____________________________
                                 Name:
                                 Title:

                                   EXHIBIT E

                      FORM OF OPINION OF SELLER'S COUNSEL
                      -----------------------------------

                                   EXHIBIT F

                           WIRE TRANSFER INSTRUCTIONS
                           --------------------------

                                   EXHIBIT G

                                EXCLUDED ASSETS
                                ---------------

                                   EXHIBIT H

                               OWNED REAL ESTATE
                               -----------------

                                   EXHIBIT I

                              PERMITTED EXCEPTIONS
                              --------------------

                                   EXHIBIT J

           CLOSING DOCUMENTS IN CONNECTION WITH THE OWNED REAL ESTATE
           ----------------------------------------------------------

(1) Evidence acceptable to Buyer and Stellard & Schuh, Inc. (the "Title Company"), authorizing the consummation by Seller of the transactions contemplated by this Agreement and the execution and delivery of documents on behalf of Seller.

(2) All keys and combinations to all locks on Owned Real Estate and the Fee Improvements.

(3) All plans, specifications, mechanical, electrical and plumbing layouts, operating manuals, leasing information, purchase orders, computer disks and tapes and other files and records in the possession of Seller and utilized in connection with the operation and maintenance of the Owned Real Estate.

(4) Current tax bills and, if available, tax bills for each of the years of Seller's ownership of the Owned Real Estate.

(5) An instrument assigning to Buyer any proceeding for the reduction of real or personal property taxes assessed against any portion of the Owned Real Estate for the fiscal year in which the Closing Date takes place. Any refund for such year shall be prorated when received.

(6) Affidavits and certificates as to facts within the knowledge of Seller relevant to the determination by Buyer and the Title Company as to the condition of title or the due performance by Seller of its obligations under this Agreement.

(7) An assignment of all warranties and guarantees relating to the Owned Real Estate dated as of the Closing Date in a form reasonably acceptable to Buyer together with originals of all instruments evidencing the rights assigned.

(8) A certificate complying with the provisions of Section 1445(f)(3) of the Code.

(9) A standard 1990 ALTA owner's form of title insurance with those endorsements requested by Buyer insuring good and marketable title to the Owned Real Estate free and clear from any Encumbrances.

(10) Any and all documents, Books and Records, Contracts, and other information in Seller's possession that relate to the Owned Real Estate.

                                   EXHIBIT K

                                ESCROW AGREEMENT
                                ----------------

                                   EXHIBIT L

                        OWNED REAL PROPERTY DESCRIPTION
                        -------------------------------

                            ASSET PURCHASE AGREEMENT


                                       i